EXHIBIT 10.(i)(K)


                    TERM LOAN AGREEMENT

              dated as of September 29, 1995

                           between

           MONTGOMERY WARD & CO., INCORPORATED,

                            and

           THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                        CHICAGO BRANCH



























                             TABLE OF CONTENTS

                                                                       Page


SECTION 1  CERTAIN DEFINITIONS.. . . . . . . . . . . . . . . . . . . . .  1

SECTION 2  THE TERM LOAN . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.1  Amount of Term Loan  . . . . . . . . . . . . . . . . . . . . . 14
     2.2  Type of Loan Disbursement. . . . . . . . . . . . . . . . . . . 14

SECTION 3  THE NOTE. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.1  Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.2  Recordkeeping. . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 4  REPAYMENT; PREPAYMENTS. . . . . . . . . . . . . . . . . . . . 15
     4.1  Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.2  Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 5  CONVERSIONS AND CONTINUATIONS . . . . . . . . . . . . . . . . 15
     5.1  Conversion and Continuation Procedures . . . . . . . . . . . . 15
     5.2  Automatic Continuations. . . . . . . . . . . . . . . . . . . . 15

SECTION 6  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.1  Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.2  Eurodollar Margin Increment. . . . . . . . . . . . . . . . . . 16
     6.3  Interest Payment Dates . . . . . . . . . . . . . . . . . . . . 16
     6.4  Setting and Notice of Rates. . . . . . . . . . . . . . . . . . 17
     6.5  Computation of Interest. . . . . . . . . . . . . . . . . . . . 17
     6.6  Determination of Margin. . . . . . . . . . . . . . . . . . . . 17

SECTION 7  MAKING OF PAYMENTS; SETOFF. . . . . . . . . . . . . . . . . . 18
     7.1  Making of Payments . . . . . . . . . . . . . . . . . . . . . . 18
     7.2  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 8  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     8.1  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . 19
     8.2  Tax Forms. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     8.3  Tax Refunds. . . . . . . . . . . . . . . . . . . . . . . . . . 20

SECTION 9  CHANGE OF CIRCUMSTANCES.. . . . . . . . . . . . . . . . . . . 21
     9.1  Reserve and Capital Adequacy Costs . . . . . . . . . . . . . . 21
     9.2  Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . 22
     9.3  Basis for Determining Interest Rate Inadequate or Unfair . . . 24
     9.4  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.5  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.6  Discretion of Bank as to Manner of Funding . . . . . . . . . . 25
     9.7  Conclusiveness of Statements; Survival of Provisions . . . . . 25

SECTION 10  REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . 26
     10.1  Organization, etc . . . . . . . . . . . . . . . . . . . . . . 26
     10.2  Authorization; No Conflict. . . . . . . . . . . . . . . . . . 26
     10.3  Validity and Binding Nature . . . . . . . . . . . . . . . . . 26
     10.4  Financial Statements. . . . . . . . . . . . . . . . . . . . . 26
     10.5  Litigation and Contingent Liabilities . . . . . . . . . . . . 27
     10.6  Title to Property . . . . . . . . . . . . . . . . . . . . . . 27
     10.7  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     10.8  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 27
     10.9  Plans and Welfare Plans . . . . . . . . . . . . . . . . . . . 27
     10.10  Investment Company Act . . . . . . . . . . . . . . . . . . . 28
     10.11  Public Utility Holding Company Act . . . . . . . . . . . . . 28
     10.12  Regulations G, U and X . . . . . . . . . . . . . . . . . . . 28
     10.13  Labor Controversies. . . . . . . . . . . . . . . . . . . . . 28
     10.14  Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . 28
     10.15  No Default . . . . . . . . . . . . . . . . . . . . . . . . . 29
     10.16  Compliance with Applicable Laws. . . . . . . . . . . . . . . 29
     10.17  Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . 29
     10.18  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . 30

SECTION 11  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     11.1  Reports, Certificates and Other Information . . . . . . . . . 30
     11.2  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.3  Minimum Consolidated Shareholder's Equity . . . . . . . . . . 35
     11.4  Ratio of Debt to Total Capitalization . . . . . . . . . . . . 36
     11.5  Purchase or Redemption of the Company's Securities; Dividend
          Restrictions; Payments to the Parent . . . . . . . . . . . . . 36
     11.6  Mergers, Consolidations, Sales. . . . . . . . . . . . . . . . 38
     11.7  Compliance with Applicable Laws . . . . . . . . . . . . . . . 39
     11.8  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     11.9  Corporate Existence and Franchises. . . . . . . . . . . . . . 40
     11.10  Maintenance of Tangible Property . . . . . . . . . . . . . . 40
     11.11  Maintenance of Intangible Property . . . . . . . . . . . . . 40
     11.12  Books, Records and Inspections . . . . . . . . . . . . . . . 41
     11.13  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     11.14  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . 41
     11.15  Other Agreements . . . . . . . . . . . . . . . . . . . . . . 41
     11.16  Regulation U . . . . . . . . . . . . . . . . . . . . . . . . 41
     11.17  Subordinated Debt. . . . . . . . . . . . . . . . . . . . . . 41
     11.18  Debt-Like Preferred Stock. . . . . . . . . . . . . . . . . . 42
     11.19  Further Assurances . . . . . . . . . . . . . . . . . . . . . 42

SECTION 12  CONDITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . 42
     12.1  Documents . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     12.2  No Default. . . . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 13  EVENTS OF DEFAULT AND THEIR EFFECT . . . . . . . . . . . . . 44
     13.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . 44
     13.2  Effect of Event of Default. . . . . . . . . . . . . . . . . . 47

SECTION 14  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 15  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     15.1  Waiver; Amendments. . . . . . . . . . . . . . . . . . . . . . 47
     15.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     15.3  Computations. . . . . . . . . . . . . . . . . . . . . . . . . 48
     15.4  Participations. . . . . . . . . . . . . . . . . . . . . . . . 49
     15.5  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . 50
     15.6  Indemnification . . . . . . . . . . . . . . . . . . . . . . . 51
     15.7  Regulation U. . . . . . . . . . . . . . . . . . . . . . . . . 51
     15.8  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     15.9  Governing Law; Severability . . . . . . . . . . . . . . . . . 51
     15.10  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . 52
     15.11  Counterparts; Effectiveness. . . . . . . . . . . . . . . . . 52
     15.12  Supersession . . . . . . . . . . . . . . . . . . . . . . . . 52
     15.13  Successors and Assigns . . . . . . . . . . . . . . . . . . . 52

                          SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I          Litigation (Section 10.5)

SCHEDULE II         Liens (Section 10.7)

SCHEDULE III        Subsidiaries and Restricted Subsidiaries
                    (Section 10.8)

SCHEDULE IV         Post-Retirement Welfare Plan Benefits (Section
                    10.9)

SCHEDULE V          Tax Sharing Arrangements (Section 11.5)


EXHIBITS            FORM OF

EXHIBIT A           Term Note (Section 3.1)

EXHIBIT B           Officer's Certificate (Section 11.1(c))

EXHIBIT C           Opinion of Counsel for the Company (Section 12.1)

EXHIBIT D           Certificate as to Satisfaction of Conditions (Section
                    12.1)

                            TERM LOAN AGREEMENT


          THIS TERM LOAN AGREEMENT (this "Agreement"), dated as of September 29, 1995, is between MONTGOMERY WARD & CO., INCORPORATED, an Illinois corporation (herein, together with its successors and permitted assigns, called the "Company"), and THE INDUSTRIAL BANK OF JAPAN, LIMITED, CHICAGO BRANCH (herein, together with its successors and assigns, called the "Bank").

          WHEREAS, the Company wishes to be able to borrow from the Bank on a term loan basis; and

          WHEREAS, subject to the terms and conditions set forth herein, the Bank is willing to make a term loan to the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1  CERTAIN DEFINITIONS.

          When used herein the following terms have the following respective meanings:

          "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreement" - see Preamble.

          "Authorized Officer" means the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Company.

          "Bank" - see Preamble.

          "Bank Parties" - see Section 15.6.

          "Base Rate" means at any time and from time to time the higher of
(i) the rate per annum then most recently publicly announced or established by the Bank as its "reference rate" or "prime rate" (or the Bank's equivalent thereof) at its Funding Office for Base Rate loans, or (ii) the Federal Funds Rate plus 1/2 of 1% per annum.

          "Base Rate Interest Period" means an Interest Period during which time the Loan is being maintained as a Base Rate Loan.

          "Base Rate Loan" means the Loan during which time the Loan is then bearing interest at a rate determined by reference to the Base Rate.

          "Business Day" means (i) any day of the year other than a Saturday, a Sunday or other day on which banks in Chicago are authorized or required by law to close, and (ii) if the applicable Business Day relates to the determination of a Eurodollar Rate or to the funding or payment of the Loan (if the Loan is then a Eurodollar Loan) a day on which dealings are carried on in the London interbank eurodollar market.

          "Capital Base" means at any time the sum of Subordinated Debt plus Consolidated Shareholder's Equity of the Company plus the FAS 106 Capital Base Factor, each as at the end of the Fiscal Year or Fiscal Quarter, as the case may be, ended on the date as of which "Capital Base" is being determined, less each of (i) the aggregate amount of all outstanding advances by the Company to, and investments of the Company in, Non-Restricted Subsidiaries, (ii) the aggregate value of all treasury stock carried as an asset by the Company or any Subsidiary the equity of which is included in the Company's Consolidated Shareholder's Equity, and (iii) the aggregate amount of all general intangibles (including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and corporate organization expense) of the Company and its Restricted Subsidiaries; provided, however, that the following shall not be included as a general intangible of the Company and its Restricted Subsidiaries for purposes of this definition: (a) assets under capital leases, (b) prepaid expenses (including, without limitation, prepaid pension costs and prepaid royalties) and other costs or expenditures which under GAAP are capitalized and amortized over the periods to which such costs or expenditures relate (including, without limitation, unamortized deferred marketing acquisition costs, unamortized customer service contract costs and unamortized system development costs), (c) as of the date of determination, the unamortized balance of the value at June 23, 1988 of insurance licenses of the Company's insurance Restricted Subsidiaries, (d) as of the date of determination, the unamortized balance of the value at June 23, 1988 of marketing rights of the Company and its Restricted Subsidiaries, and (e) all goodwill arising out of the acquisition by the Company of all the stock of LMR Acquisition Corporation and its wholly-owned subsidiary, Lechmere, Inc. (including any goodwill on the books of LMR Acquisition Corporation and Lechmere, Inc. at the time of such acquisition by the Company) pursuant to the Agreement and Plan of Merger dated March 17, 1994 by and among the Company, MW Merger Corp., LMR Acquisition Corporation, Lechmere, Inc. and the stockholders of LMR Acquisition Corporation who became parties thereto, as heretofore and hereafter amended, all as determined (except as set forth in Section 15.3) in accordance with GAAP.

          "Capitalized Lease Obligations" means with respect to any Person any amounts payable by such Person with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which is required by GAAP to be reflected as a liability on such Person's balance sheet.

          "Change" - see Section 9.1(b).

          "Change of Control" has the same meaning as such term is defined in the Long Term Credit Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" - see Preamble.

          "Conditional Sale Obligations" means with respect to any Person any amounts payable by such Person which are required by GAAP to be reflected as liabilities on such Person's balance sheet with respect to agreements for the purchase of real property or other tangible fixed assets on extended deferred payment terms covering a period of one year or more and under which a security interest (other than a statutory vendor's lien) is specifically retained by the seller until the deferred purchase price is paid in full, but excluding any agreements under which the asset being acquired is classified as an asset under a capital lease rather than as an asset which is owned in accordance with GAAP.

          "Consolidated Net Income" means the aggregate of the net income of the Company and its Subsidiaries, determined (except as otherwise provided in Section 15.3) on a consolidated basis in accordance with GAAP.

          "Consolidated Shareholder's Equity" has (except as otherwise provided in Section 15.3) the meaning assigned to such phrase by GAAP.

          "Continue," "Continuation" and "Continued" refer to continuations of the Loan pursuant to Section 5.1.

          "Conversion Notice" - see Section 5.1.

          "Convert", "Conversion" and "Converted" refer to conversions of the Loan pursuant to Section 5.1.

          "Corporate Transaction" - see Section 11.6.

          "Debt" means as to any Person at any time (i) all of such Person's Indebtedness for Borrowed Money, plus (ii) all of such Person's Capitalized Lease Obligations, plus (iii) if such Person is the Company or a Restricted Subsidiary, without double counting, the Capitalized Lease Obligations of any Non-Restricted Subsidiary reflected on the balance sheet of such Non-Restricted Subsidiary for which the Company or such Restricted Subsidiary is liable directly or indirectly under a Guaranty, less (iv) all Subordinated Debt.

          "Debt-Like Preferred Stock" means any class of stock of the Company which by its terms (i) has any of the following characteristics: (x) it is redeemable at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, (y) it is redeemable at the option of the holder or (z) it has conditions for redemption which are not solely within the control of the issuer, such as stock which must be redeemed out of future earnings, and (ii) is validly and effectively made subordinate and junior in right of payment to the Liabilities in the event of the occurrence and continuance of any Event of Default.

          "Dollar(s)" and the sign "$" mean lawful money of the United States of America.

          "Effective Date" - means the date of this Agreement.

          "Equalization Amount" - see Section 8.3.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder and under the Code, in each case as in effect from time to time. References to sections of ERISA shall be deemed also to refer to any successors to such sections.

          "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA.

          "Eurocurrency Reserve Percentage" means, with respect to any day, a percentage (expressed as a decimal) equal to the percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of said Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D.

          "Eurodollar Interest Period" means an Interest Period during which time the Loan is being maintained as a Eurodollar Loan.

          "Eurodollar Loan" means the Loan during any time the Loan is then bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Margin Increment" - see Section 6.2.

          "Eurodollar Rate" means, with respect to any Interest Period in which the Loan is being maintained as a Eurodollar Loan, the rate per annum at which Dollar deposits are offered by the principal London office of the Bank to prime banks in the London interbank eurodollar market at or about 11:00 a.m., London time, for delivery for same day value on the first day of such Interest Period, for the number of days comprised therein and in an amount approximately equal to the amount of the Loan for such Interest Period.

          "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

            Eurodollar Rate      =      Eurodollar Rate
          (Reserve Adjusted)            1-Eurocurrency
                                          Reserve Percentage


          "Event of Default" means any of the events described in Section
13.1.

          "FAS 106 Capital Base Factor" means, as at the date of determination, the dollar amount set forth below opposite the Fiscal Year in which such date occurs:

               Fiscal Year         FAS 106 Capital Base Factor
                  1995                       60,000,000
                  1996                       45,000,000
                  1997                       30,000,000
                  1998                       15,000,000
                  1999 and each                       0
                    Fiscal Year thereafter


          "FAS 106 Minimum Equity Factor" means, as at the date of determination, the dollar amount set forth below opposite the Fiscal Year in which such date occurs:

               Fiscal Year         FAS 106 Minimum Equity Factors
                  1995                       60,000,000
                  1996                       45,000,000
                  1997                       30,000,000
                  1998                       15,000,000
                  1999 and each                       0
                    Fiscal Year thereafter


          "FAS 106 Restricted Payment Factor" means, as at the date of determination, the dollar amount set forth below opposite the Fiscal Year in which such date occurs:

               Fiscal Year    FAS 106 Restricted Payment Factors
                  1995                       45,000,000
                  1996                       45,000,000
                  1997                       30,000,000
                  1998                       15,000,000
                  1999 and each                       0
                    Fiscal Year thereafter

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System (including any such successor, "H.15(519)") for that day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for that day will be the rate set forth in the daily statistical release designated as the Composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 P.M. Quotations") for that day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 P.M. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York time, on that day by each of three leading brokers of Federal funds transactions in New York City, selected by the Bank.

          "Finance Obligation(s)" means with respect to any Person, as of the date of determination thereof, (i) any and all of such Person's Indebtedness for Borrowed Money, (ii) any and all of such Person's actual or contingent reimbursement obligations with respect to letters of credit issued for such Person's account, (iii) any and all of such Person's actual or contingent obligations with respect to interest swap agreements or currency swap agreements or other hedge agreements relating to fluctuations in interest rates or currencies, (iv) any and all of such Person's liabilities under Title IV of ERISA, and (v) any and all indebtedness or obligations of any of the types described in the preceding clauses (i), (ii), (iii) and (iv) for which such Person is liable, directly or indirectly, under a Guaranty.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means a fiscal year of the Company which begins on the Sunday following the Saturday closest to December 31 of any calendar year and ends on the Saturday closest to December 31 of the next succeeding calendar year.

          "Funding Date" means the date on which the Loan is funded.

          "Funding Office" means with respect to the Loan as a Eurodollar Loan or Base Rate Loan, as the case may be, the office or Affiliate of the Bank specified therefor beneath the Bank's signature hereto. Subject to
Section 9.6(b), each Funding Office of the Bank may be changed to another domestic or foreign office of the Bank or domestic or foreign office of any Affiliate of the Bank upon written notice from the Bank to the Company.

          "GAAP" means the generally accepted accounting principles applied in the preparation of the audited consolidated financial statements of the Company and its Subsidiaries as at January 1, 1994, with (except as otherwise provided in Section 15.3) such changes thereto as (a) shall be consistent with the then effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, and (b) shall be concurred in by the independent certified public accounts of recognized national standing certifying any financial statements of the Company and its Subsidiaries.

          "GE Capital" means General Electric Capital Corporation, together with its successors and assigns.

          "Guaranty" means any instrument or document by which a Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (other than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable for the indebtedness or obligations of any other Persons, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to
(i) purchase, repurchase or otherwise acquire such indebtedness, (ii) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (iii) maintain the solvency or other financial condition of the obligor of such indebtedness, or
(iv) make payment for any products, materials, supplies, transportation or services pursuant to an agreement which requires such payment regardless of the non-delivery or non-furnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof.

          "Indebtedness for Borrowed Money" means with respect to any Person, as of the date of determination thereof, (i) any and all of such Person's indebtedness for borrowed money (including, without limitation, indebtedness for borrowed money which is subordinated), (ii) any and all of such Person's Conditional Sale Obligations, (iii) any and all indebtedness secured by any Lien with respect to any property or asset owned by such Person, regardless of whether the indebtedness secured thereby shall be of or shall have been assumed by such Person, and (iv) any and all indebtedness or obligations of any of the types described in the preceding clauses (i), (ii) and (iii) for which such Person is liable, directly or indirectly, under a Guaranty; provided, however, that the obligations of a lessee under a lease shall not constitute Indebtedness for Borrowed Money and any indebtedness incurred by such Person which by the terms of the related agreement is required to be used to retire a payment obligation to a trade creditor arising from the purchase by such Person of goods and services acquired for the purpose of resale in the ordinary course of such Person's business shall not constitute Indebtedness for Borrowed Money.

          "Indemnified Liabilities" - see Section 15.6.

          "Interest Period" means (i) with respect to the Loan as a Eurodollar Loan, the period commencing on the Funding Date (or on the date the Loan was Converted to or Continued as a Eurodollar Loan) and ending 1, 2, 3 or 6 months thereafter as selected by the Company pursuant to Section 2 or 5.1, and (ii) with respect to the Loan as a Base Rate Loan, the period commencing on the Funding Date (or on the date the Loan was Converted to or Continued as a Base Rate Loan) and ending on the last Business Day of the next following March, June, September or December, whichever comes first; provided, however, that:

          (A) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day (unless, in the case of a Eurodollar Interest Period, such next succeeding Business Day would fall in the next succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

          (B) in the case of a Eurodollar Interest Period, if there exists no day numerically corresponding to the day the Eurodollar Interest Period commenced in the month in which the last day of such Eurodollar Interest Period would otherwise fall, such Eurodollar Interest Period shall end on the last Business Day of such month; and

          (C)  no Interest Period shall extend beyond the Maturity
     Date.

          "Liabilities" means any and all of the Company's obligations to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Note or any document, instrument or agreement executed in connection with any of the foregoing.

          "Lien" means any mortgage, pledge, lien, security interest or other charge, including the retained security title of a conditional vendor or lessor.

          "Litigation" means any litigation, proceeding (including without limitation any governmental proceeding or arbitration proceeding), claim, lawsuit and/or investigation (including, without limitation, any environmental litigation, proceeding, claim, lawsuit and/or investigation) pending or threatened against or involving the Company or any Subsidiary or any of its or their businesses or operations.

          "Loan" see Section 2.1.

          "Long Term Credit Agreement" means that certain Long Term Credit Agreement dated as of September 15, 1994 among the Company, various banks, The First National Bank of Chicago, as Documentary Agent, The Bank of Nova Scotia, as Administrative Agent, The Bank of New York, as Negotiated Loan Agent, and Bank of America National Trust and Savings Association, as Advisory Agent, as heretofore or hereafter amended.

          "Margin Stock" has the meaning given to such term in Regulations U and/or X.

          "Material Litigation" or "Material Litigation Development" means any Litigation or development in any Litigation which could individually or in the aggregate impair the validity or enforceability of or the ability of the Company to perform any of its obligations under this Agreement or the Note or the MWCC Receivables Purchase Agreement, or materially impair the ability of the Company to conduct business substantially as now conducted, or materially and adversely affect the consolidated business, operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole.

          "Maturity Date" - see Section 4.1.

          "MWCC" means Montgomery Ward Credit Corporation.

          "MWCC Receivables Purchase Agreement" means the Account Purchase Agreement between MWCC and the Company, together with the Guaranty made by GE Capital of MWCC's obligations under such Account Purchase Agreement, both dated as of June 24, 1988, as the same may be amended, modified or supplemented from time to time in a manner which does not result in an Event of Default under Section 13.1(i).

          "Mobil" - see Section 10.14(c).

          "Multiemployer Plan" means a "multiemployer plan", as such term is defined in section 4001(a) of ERISA, which is subject to Title IV of ERISA and to which the Company or any ERISA Affiliate contributed or otherwise may have any liability.

          "Non-Restricted Subsidiary" means each Subsidiary which is not a Restricted Subsidiary.

          "Note" - see Section 3.1.

          "Parent" means Montgomery Ward Holding Corp., a Delaware corporation, together with its successors and assigns.

          "Participant(s)" - see Section 15.4(a).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Lien" - see Section 11.2.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Plan" means a "pension plan", as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), established or maintained by the Company or any ERISA Affiliate as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the five years preceding the Effective Date, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Ratio of Earnings to Fixed Charges" means for any Ratio Period, the ratio of (i) the sum of Consolidated Net Income for such Ratio Period before addition of any amount for interest income and before deduction of any amount for all income taxes, interest expense, depreciation, amortization and rental expense, to (ii) the sum of the excess of all interest expense over interest income plus all rental expense plus capital expenditures (other than asset additions under capital leases determined in accordance with GAAP, except as set forth in Section 15.3) of the Company and its Subsidiaries payable with respect to such Ratio Period, all as determined in accordance with GAAP (except as set forth in Section 15.3).

          "Ratio Period" means the eight (8) consecutive Fiscal Quarters ending as of the date as of which the Ratio of Earnings to Fixed Charges is being determined.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System and any successor rule or regulation of similar import as in effect from time to time.

          "Restricted Payment" - see Section 11.5.

          "Restricted Subsidiary" means any Subsidiary designated as such by the Company's Board of Directors or by the chief financial officer of the Company or by an officer of the Company authorized by the Board of Directors of the Company to make such designation and which designation shall not thereafter have been cancelled by the Company's Board of Directors or by the chief financial officer of the Company or by an officer of the Company authorized by the Board of Directors to effect such cancellation; provided, however, that a Subsidiary may be designated as a Restricted Subsidiary or such designation may be cancelled if and only if immediately after such designation or cancellation, and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing. Notwithstanding anything contained in the immediately preceding sentence to the contrary and so long as the Long Term Credit Agreement shall remain in effect, the term "Restricted Subsidiary" shall mean any Subsidiary which is a "Restricted Subsidiary" as defined in the Long Term Credit Agreement.

          "Risk-Based Capital Guidelines" - see Section 9.1(b).

          "SEC" means the Securities Exchange Commission and any successor thereof.

          "Secured Indebtedness" - see Section 11.2(xix).

          "Special Restricted Subsidiary" means any Restricted Subsidiary
(i) with assets that constitute one percent (1%) or less of the total assets of the Company and all Restricted Subsidiaries, (ii) with net income for the most recent Fiscal Year that constitutes one percent (1%) or less of the total net income of the Company and all Restricted Subsidiaries for the most recent Fiscal Year, and (iii) with equity of less than $4,000,000.

          "Subordinated Debt" means indebtedness of the Company which is subordinated to the prior payment of the Liabilities on terms and conditions acceptable to the Bank; provided that any payments of principal which are scheduled to occur prior to the Maturity Date shall not constitute Subordinated Debt.

          "Subsidiary" means a corporation of which the Company and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of such corporation's directors.

          "Tax Benefit" - see Section 8.3.

          "Taxes" - see Section 8.1.

          "Total Capitalization" means at any time the sum of Debt of the Company and its Restricted Subsidiaries plus Capital Base plus all Debt-Like Preferred Stock; provided, however, that if Total Capitalization is being determined as at any date which is not the last day of a Fiscal Quarter, "Total Capitalization" equals (i) Debt of the Company and its Restricted Subsidiaries, plus (ii) all Debt-Like Preferred Stock, plus (iii) Capital Base as at the end of the most recently completed Fiscal Quarter, plus (iv) any repayments of loans or advances to Parent received by the Company since the end of the most recently completed Fiscal Quarter, plus (v) any capital contributions received by the Company since the end of the most recently completed Fiscal Quarter, plus (vi) an amount equal to the net proceeds received by the Company from the issue or sale after the end of the most recently completed Fiscal Quarter of any shares of its capital stock (including treasury stock but excluding Debt-Like Preferred Stock), plus (vii) an amount equal to the net proceeds from the issue or sale at any time of that portion of any indebtedness (other than Subordinated Debt) of the Company or any Restricted Subsidiary which after the end of the most recently completed Fiscal Quarter is converted into shares of capital stock (but excluding Debt-Like Preferred Stock) of the Company or into indebtedness or shares of capital stock of the Parent, plus (viii) any decrease since the end of the most recently completed Fiscal Quarter in the aggregate amount of all advances by the Company to, and investments of the Company in, Non-Restricted Subsidiaries other than any decrease resulting from any aggregate net loss incurred by such Non-Restricted Subsidiaries since the end of the most recently completed Fiscal Quarter, minus (ix) any Restricted Payments made since the end of the most recently completed Fiscal Quarter, minus (x) any increase since the end of the most recently completed Fiscal Quarter in the aggregate amount of all advances by the Company to, and investments of the Company in, Non-Restricted Subsidiaries other than any increase resulting from any aggregate net income of such Non-Restricted Subsidiaries since the end of the most recently completed Fiscal Quarter.

          "Type" - shall mean a Eurodollar Loan with a 1, 2, 3 or 6 month Interest Period or a Base Rate Loan.

          "Unmatured Event of Default" means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

          "Welfare Plan" has the meaning assigned to such term by ERISA.


          SECTION 2  THE TERM LOAN.

          2.1 Amount of Term Loan. On the terms and subject to the conditions of this Agreement, the Bank agrees to make a term loan to the Company (herein called the "Loan") in the amount of $25,000,000 on the date hereof.

          2.2 Type of Loan Disbursement. The Loan shall be maintained as either a Eurodollar Loan or a Base Rate Loan, as selected by the Company pursuant to Section 5; it being understood that the Loan shall initially be a Eurodollar Loan with an Interest Period of 3 months. The Loan shall be funded in a single disbursement. Once repaid, no portion of the Loan may be reborrowed.


          SECTION 3  THE NOTE.

          3.1 Note. The Loan shall be evidenced by the Company's promissory note (as amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutions therefor, called the "Note") substantially in the form set forth as Exhibit A, with appropriate insertions, dated the Effective Date and made payable to the order of the Bank.

          3.2 Recordkeeping. The Loan and all payments of the principal and interest thereon shall be evidenced by the Bank in its books and records or, at the Bank's option, on the schedule attached to the Note, which books and records or schedule shall be rebuttable presumptive evidence of the principal and interest owing and unpaid on the Note. The failure to record any information in the books or records or any schedule to the Note, or any error in so recording any such information shall not limit or otherwise affect the Company's obligations hereunder or under the Note to repay the principal amount of the Loan together with all interest accruing thereon.

          SECTION 4  REPAYMENT; PREPAYMENTS.

          4.1 Repayment. The Company promises to pay to the Bank on September 30, 1999, or if such day is not a Business Day, then on the immediately preceding Business Day, (the "Maturity Date") the principal amount of the Loan which then remains outstanding, together with all accrued but unpaid interest thereon and all other amounts due and owing hereunder or under the Note.

          4.2 Prepayment. The Company may voluntarily prepay the Loan from time to time in whole or in part, provided that (a) the Company shall give the Bank not less than 30 days prior notice thereof (provided, however; that if the Company is at such time required to pay any taxes or funding losses pursuant to Section 8.1 or Section 9.5, then the Company shall give the Bank not less than 3 Business Days' prior notice thereof, or if the Loan is then a Base Rate Loan, the Company shall give the Bank not less than 1 Business Day prior notice thereof), specifying the date and amount of prepayment, (b) any prepayment of the Loan shall include accrued interest on the principal amount being paid to the date of prepayment, and (c) any prepayment of the Loan (to the extent a Eurodollar Loan) shall be subject to the provisions of Section 9.5.


          SECTION 5  CONVERSIONS AND CONTINUATIONS.

          5.1 Conversion and Continuation Procedures. The Company may (i) Convert the Loan into a different Type or (ii) Continue the Loan as the same Type; provided, that, in any case the Company shall give an irrevocable notice of such Conversion or Continuation (a "Conversion Notice") to the Bank by 10:00 a.m., Chicago time, on a day which in the case of a Conversion into or a Continuation of a Base Rate Loan is at least 1 Business Day prior to the proposed date of such Conversion or Continuation and, in the case of a Conversion into or a Continuation of a Eurodollar Loan, is at least 3 Business Days prior to such date. Each such Conversion Notice shall be effective upon the Bank's receipt thereof, shall be in writing (or by telephone promptly confirmed in writing on the same day), shall specify the date (which shall be the last day of the then current Interest Period if a Eurodollar Loan), and the Type of Loan to be Continued as or into which it is to be Converted.

          5.2 Automatic Continuations. At any time the Loan is a Eurodollar Loan, if the Company does not deliver a Conversion Notice on or before the day that is 3 Business Days before the last day of the then current Interest Period, then at the end of the then current Interest Period, unless theretofore paid in full, the Loan automatically shall be Continued as a Eurodollar Loan of the same Type. A Base Rate Loan shall automatically Continue as a Base Rate Loan until a Conversion Notice is otherwise given by the Company pursuant to Section 5.1.


          SECTION 6  INTEREST.

          6.1 Interest Rates. The Company hereby promises to pay interest on the unpaid principal amount of the Loan for the period commencing on the Funding Date of the Loan until the Loan is paid in full, as follows:

          (a) if the Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and

          (b) if the Loan is a Eurodollar Loan, at a rate per annum during each Interest Period equal to the Eurodollar Rate applicable to such Interest Period, plus 0.20% per annum, plus any applicable Eurodollar Margin Increment;

provided, however, that after maturity of the Loan (whether by acceleration or otherwise), the Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate from time to time in effect (but not less than the applicable interest rate in effect at maturity) plus 2% per annum. The Company hereby further promises to pay any additional interest on the unpaid principal amount of the Loan, as may be required in accordance with Section 9.

          6.2 Eurodollar Margin Increment. If at the end of any Fiscal Quarter, the Ratio of Earnings to Fixed Charges determined as of the last day of such Fiscal Quarter is less than 1.25:1, or if the Company has failed to provide on a timely basis the certificate required to be furnished by it pursuant to Section 11.1(c), then subject to Section 6.6, from and including the first day after the end of such Fiscal Quarter to but excluding the first day after the end of the following Fiscal Quarter, the Company shall pay additional interest with respect to the Loan (if the Loan is then a Eurodollar
Loan) during such following Fiscal Quarter, in an amount equal to 0.125% per annum (the "Eurodollar Margin Increment").

          6.3 Interest Payment Dates. Accrued interest on the Loan shall be payable on the last day of each Interest Period therefor; provided, however, (i) in the event an Interest Period has a duration of more than 3 months, accrued interest shall also be payable on the three month anniversary of the first day of such Interest Period or, if such day is not a Business Day, on the next succeeding Business Day, (ii) accrued interest on the Loan as a Base Rate Loan shall also be payable on the day the Loan is Converted into a Eurodollar Loan pursuant to Section 5, and (iii) that any interest payable with respect to an applicable Eurodollar Margin Increment shall be payable within fifteen days of the last day of the Fiscal Quarter during which such Eurodollar Margin Increment is applicable and on the Maturity Date to the extent any Eurodollar Margin Increment has theretofore accrued and remains outstanding. After maturity, accrued interest on the Loan shall be payable on demand.

          6.4 Setting and Notice of Rates. The applicable interest rate for each Interest Period shall be determined by the Bank and, in the case of Eurodollar Interest Periods, notice thereof shall be given by the Bank to the Company promptly, but in any event on the same day as received (such notice to also specify the date upon which such Interest Period ends). Each determination of the applicable interest rate by the Bank shall be conclusive and binding upon the Company, in the absence of manifest error. The Bank shall, upon written request of the Company, deliver to the Company a statement showing the computations used by the Bank in determining the interest rate applicable to any Eurodollar Interest Period.

          6.5 Computation of Interest. Interest with respect to Eurodollar Interest Periods shall be computed for the actual number of days elapsed on the basis of a 360-day year. Interest with respect to Base Rate Interest Periods shall be computed for the actual number of days elapsed on the basis of a 365- or, if applicable, 366-day year. The interest rate applicable to each Base Rate Interest Period shall change simultaneously with each change in the Base Rate without any notice or other action involving the Company.

          6.6 Determination of Margin. For the purposes of calculating the Eurodollar Margin Increment in Section 6.2, the Ratio of Earnings to Fixed Charges as at the end of any Fiscal Quarter shall be determined (i) in the case of each of the first three Fiscal Quarters of any Fiscal Year by reference to the certificate from the Company to be delivered to the Bank pursuant to Section 11.1(c) and (ii) in the case of the last Fiscal Quarter of any Fiscal Year, initially by reference to a certificate from the Company to be delivered to the Bank not later than ninety days following the end of such Fiscal Quarter in the form of the certificate delivered pursuant to the foregoing clause (i) (but limited to the calculation of the Ratio of Earnings to Fixed Charges). Each such certificate shall contain the Company's calculation of the Ratio of Earnings to Fixed Charges as at the end of the preceding Fiscal Quarter. Until receipt by the Bank of such certificate, failure of the Company to furnish such certificate on a timely basis shall be deemed (for purposes of Sections 6.2) to constitute an acknowledgement by the Company that the Ratio of Earnings to Fixed Charges is less than 1.25:1. If, in the case of any Fiscal Quarter, the actual Ratio of Earnings to Fixed Charges as at the end of the preceding Fiscal Quarter (as determined by reference to the audited report delivered pursuant to Section 11.1, to any correction with respect to any certificate previously furnished by the Company or to any certificate furnished on an untimely basis) results in a Eurodollar Margin Increment different from that applied in connection with the Company's calculation, such new Eurodollar Margin Increment shall come into effect immediately upon the Bank's receipt of such report, correction or untimely certificate and shall be given retroactive effect to and including the first day of the Fiscal Quarter immediately following the Fiscal Quarter to which such report, correction or untimely certificate relates, and within fifteen days of the Bank's receipt of such report, correction or untimely certificate, either the Company shall pay to the Bank or the Bank shall pay to the Company such amounts as shall be necessary to give effect to such new Eurodollar Margin Increment.


          SECTION 7  MAKING OF PAYMENTS; SETOFF.

          7.1 Making of Payments. All payments of principal of, or interest on, the Loan, shall be made by the Company to the Bank in immediately available Dollars. All such payments shall be made (or initiated, in the case of payments being made by Fedwire) to the Bank at its office shown below its signature hereto (or at such other office as may be designated from time to time by the Bank by notice to the Company), not later than 12:00 noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Bank on the next Business Day.

          7.2 Setoff. The Company agrees that the Bank, the holder of the Note and each holder of a participation (with the same effect as if the Company owed the participant directly) shall have all rights of setoff and bankers' lien provided by applicable law and, in addition thereto, the Company agrees that at any time any amount owing by the Company under this Agreement or the Note is then due, directly or indirectly, to the Bank or the holder, the Bank and the holder may apply to the payment of such amount any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Bank or the holder, it being understood that the aggregate amounts set off shall at no time exceed the Liabilities.


          SECTION 8  TAXES.

          8.1 Net Payments. All payments made by the Company to the Bank under or in connection with this Agreement and the Note shall be made without any setoff or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future Taxes now or hereafter imposed by any governmental or other authority, except to the extent that such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of the Bank, as the case may be, by the government or other authority of the country in which the Bank is incorporated or in which the Bank's Funding Office or the office through which the Bank is acting is located provided that taxes so assessed on any additional amounts payable hereunder shall constitute "Taxes") as well as all levies, imposts, duties, charges or fees of whatever nature. If the Company is compelled by law to make any such deductions or withholdings it will:

          (i) pay to the relevant authorities the full amount required to be so withheld or deducted;

          (ii) (except to the extent that such deduction or withholding results from the breach, by the recipient of a payment, of its agreement, if any, contained in Section 8.2 or would not be required if such recipient's representation or warranty contained in Section 8.2, if any, were true) pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by the Bank after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deductions or withholdings been made; and

          (iii) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authorities.

          Moreover, if any Taxes are directly asserted against the Bank, such payee may pay such Taxes and the Company (except to the extent that such Taxes result from the breach, by such payee, of its agreement contained in
Section 8.2, if any, or would not be asserted if such payee's representation or warranty contained in Section 8.2, if any, were true) promptly shall reimburse the payee for such Taxes and shall pay such additional amount (including, without limitation, any penalties, interest or expenses in connection therewith) as may be necessary in order that the net amount received by such payee after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such payee would have received had no such Taxes been asserted. The Company's agreement under this Section
8.1 shall survive repayment of the Liabilities, cancellation of the Note and/or any termination of this Agreement.

          8.2 Tax Forms. In consideration of, and as a condition to, the Company's undertakings in Section 8.1, the Bank agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Funding Office is located) to execute and deliver to the Company, before the first scheduled payment date hereunder in each calendar year, either (i) two United States Internal Revenue Service Forms 1001 or (ii) two United States Internal Revenue Service Forms 4224 together with two United States Internal Revenue Service Forms W-9, or any successor forms, as appropriate, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United States Federal Taxes. The Bank represents and warrants to the Company that, at the Effective Date, (x) its Eurodollar Loan and Base Rate Loan Funding Offices are entitled to receive payments of interest hereunder without deduction or withholding for or on account of any Taxes imposed by the United States or any political subdivision thereof and
(y) it is permitted to take the actions described in the preceding sentence under the laws and any applicable double taxation treaties of the jurisdictions specified in the preceding sentence.

          8.3 Tax Refunds. If at any time the Bank by reason of payment by the Company of any Taxes determines in its sole discretion that it has obtained a net credit against, or return or reduction of, any tax (other than the tax to which the payment by the Company relates) payable by it which it would not have enjoyed but for such payment ("Tax Benefit"), the Bank shall thereupon pay to the Company the amount which the Bank shall certify to be the amount that, after payment, will leave the Bank in the same economic position it would have been in had it received no such Tax Benefit ("Equalization Amount"); provided, however, that (i) if the Bank shall subsequently determine that it has lost the benefit of all or a portion of such Tax Benefit, the Company shall promptly remit to the Bank the amount certified by the Bank to be the amount necessary to restore the Bank to the position it would have been in if no payment had been made pursuant to this Section 8.3, (ii) if the Bank shall be prevented by applicable law from paying the Company all or any portion of the Equalization Amount owing the Company, such payment need not be made, (iii) the Bank shall be under no obligation to utilize any Taxes either as credits or deductions, (iv) the Company shall not be entitled to require the Bank to supply it with details of its tax position and (v) nothing contained herein shall interfere with the right of the Bank to arrange its tax affairs as it sees fit. A certificate submitted by the Bank pursuant to this
Section 8.3 shall be conclusive, in the absence of manifest error.


          SECTION 9  CHANGE OF CIRCUMSTANCES.

          9.1  Reserve and Capital Adequacy Costs.

          (a) If Regulation D shall require reserves actually to be maintained in connection with the Loan being maintained as a Eurodollar Loan or any Eurocurrency liabilities (as defined in Regulation D) with respect thereto of the Bank, regardless of whether the Loan is then outstanding, the Bank may require the Company to pay (and the Company agrees to pay) additional interest on the Loan at a rate per annum equal to the difference between the Eurodollar Rate (Reserve Adjusted) and the Eurodollar Rate for such Interest Period. The Bank shall give notice thereof at least three (3) Business Days prior to the last day of the Interest Period if the Loan is then outstanding or at least one (1) Business Day prior to the commencement of the Interest Period if the Loan is not then outstanding. On the last day of each Interest Period, the Company shall pay directly to the Bank such additional interest. Once given, each such notice by the Bank shall be deemed automatically to continue in effect and apply to the Loan until the Bank revokes such notice. At such time, if any, as the Bank shall not be required so to maintain reserves, the Bank agrees so to notify the Company.

          (b) If the Bank reasonably determines that the amount of capital required or expected to be maintained by the Bank, any Funding Office of the Bank or any Person controlling the Bank attributable to this Agreement, the Loan or its obligation to make or maintain the Loan hereunder is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by the Bank, the Company shall pay the Bank the amount which the Bank determines is necessary to compensate it for any reduction in the rate of return on capital to an amount below that which the Bank, such Funding Office or such Person could have achieved but for such Change and is attributable to this Agreement, the Loan or its obligation to make or maintain the Loan hereunder. "Change" means (i) any change after the Effective Date in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Effective Date which affects the amount of capital required or expected to be maintained by the Bank or any Funding Office or any Person controlling the Bank or (iii) any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or (iv) compliance by the Bank (or any Funding Office or Person controlling the Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Effective Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Effective Date.

          9.2 Increased Costs. If (i) Regulation D, or (ii) after the Effective Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any Funding Office of the Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, whether or not having the force of law,

          (a) shall subject the Bank (or any Funding Office of the Bank) to any tax, duty or other charge with respect to the Loan as a Eurodollar Loan, the Note, or the Bank's obligation to make or maintain the Loan as a Eurodollar Loan, or shall change the basis of taxation of payments to the Bank (or any Funding Office of the Bank) of the principal of or interest on the Loan as a Eurodollar Loan owed to it or any other amounts due under this Agreement in respect of the Loan as a Eurodollar Loan, the Note, or the Bank's obligation to make or maintain the Loan as a Eurodollar Loan (except for changes in the rate of tax on the overall net income of the Bank or its Funding Office imposed by the government or other authority of the country in which the Bank is incorporated or in which the Bank's Funding Office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 6), special deposit, capital adequacy, minimum capital, capital ratio, deposit insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or any Funding Office of the Bank); or

          (c) shall impose, modify or deem applicable any capital adequacy or similar requirement on the Bank; or

          (d) shall impose on the Bank (or any Funding Office of the Bank) any other condition affecting the Loan as a Eurodollar Loan or the Note or the Bank's obligation to make or maintain the Loan as a Eurodollar Loan;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose an additional cost on) the Bank (or any Funding Office of the Bank) of making or maintaining the Loan as a Eurodollar Loan, or to reduce the amount of any sum received or receivable by the Bank (or the Bank's Funding Office) under this Agreement or under the Note with respect thereto, or to reduce the rate of return on the Bank's capital to a level below that which the Bank could have achieved but for such adoption or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount which the Bank determines to be material, then within 10 days after demand by the Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay directly to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or such reduction.

          The Bank promptly shall notify the Company of any event of which it has knowledge, occurring after the Effective Date, which will entitle the Bank to compensation pursuant to this Section 9.2 and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the Bank's sole judgment, be otherwise disadvantageous to the Bank.

          9.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered by the Bank in the relevant market for such Interest Period, or the Bank otherwise determines (which determination shall be binding and conclusive on all parties) that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) The Bank determines that the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of maintaining or funding the Loan as a Eurodollar Loan for such Interest Period, or that the making, maintaining or funding of the Loan as a Eurodollar Loan has become impracticable as a result of an event occurring after the Effective Date which in the Bank's opinion materially affects the Loan then the Bank promptly shall notify the Company thereof and so long as such circumstances shall continue (i) the Bank shall not be under any obligation to Continue the Loan as, or Convert the Loan to, a Eurodollar Loan and (ii) on the last day of the current Interest Period, the Loan shall automatically Convert to a Base Rate Loan.

          9.4 Illegality. In the event that any change in (including the adoption of any new) applicable laws or regulations, or in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the interpretation or administration thereof, would, in the Bank's opinion, make it unlawful for the Bank to make, maintain or fund the Loan as a Eurodollar Loan, then (a) the Bank shall promptly notify the Company, (b) the Bank's obligations (if any) to maintain the Loan as a Eurodollar Loan shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the then current Interest Period (or, in any event, if the Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), the Loan shall be Converted into a Base Rate Loan.

          9.5 Funding Losses. The Company hereby agrees that upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Company will indemnify the Bank against any net loss or expense which the Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain the Loan as a Eurodollar Loan), as reasonably determined by the Bank, as a result of (a) any payment or mandatory or voluntary prepayment (including, without limitation, any payment resulting from an acceleration upon the occurrence of any Event of Default) of the Loan as a Eurodollar Loan on a date other than the last day of the Interest Period,
(b) any Conversion of the Loan as a Eurodollar Loan on a date other than the last day of the Interest Period, or (c) any failure of the Company to borrow, or to Continue or Convert the Loan on the originally scheduled date specified therefor pursuant to this Agreement (including, without limitation, any failure to borrow resulting from any failure to satisfy the conditions precedent to such borrowing). For this purpose, all notices to the Bank pursuant to this Agreement shall be deemed to be irrevocable.

          9.6  Discretion of Bank as to Manner of Funding.

          (a) Notwithstanding any other provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loan in any manner it sees fit; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Bank had actually funded and maintained the Loan during each Eurodollar Interest Period through the purchase of deposits having a maturity corresponding to such Eurodollar Interest Period and bearing interest at the Eurodollar Rate.

          (b) If the Bank changes its Funding Office, the Company shall not be obligated under this Agreement to make any greater payment to the Bank than the Bank would have been entitled to receive if such Funding Office had not been changed, unless such Funding Office was changed (i) with the Company's prior written consent, (ii) at the Company's request, (iii) to mitigate or avoid the suspension of the Bank's obligations or the requirement of payment of increased costs in the circumstances contemplated by Section 9.1(a), 9.2, 9.3 or 9.4, or (iv) at a time when the circumstances giving rise to such greater payment did not exist.

          9.7 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Bank pursuant to Sections 9.1 through 9.6 shall be conclusive absent manifest error, and the provisions of Sections 9.1 through 9.6 shall survive termination of this Agreement and payment of the Note.


          SECTION 10  REPRESENTATIONS.

          To induce the Bank to enter into this Agreement and to make the Loan hereunder, the Company hereby makes the following representations and warranties to the Bank:

          10.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its respective incorporation; and each of the Company and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and the failure so to qualify would have a material adverse effect on the business, credit, operation, financial condition or prospects of the Company and its Restricted Subsidiaries taken as a whole.

          10.2 Authorization; No Conflict. The execution, delivery and performance of this Agreement and the Note, and the borrowings hereunder, (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any governmental approval which has not been previously obtained (and each such governmental approval that has been previously obtained remains effective), (iv) do not and will not contravene or conflict with any provision of law, or of any judgment, decree or order, or of the Company's charter or by-laws, and (v) do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon the Company, any Subsidiary or any of their respective properties.

          10.3  Validity and Binding Nature.  This Agreement is, and the
Note when duly executed and delivered by the Company will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by the application of bankruptcy, moratorium, reorganization or other laws affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity).

          10.4  Financial Statements.

          (a) The Company has furnished to the Bank true and correct copies of the Company's audited consolidated financial statements as at January 1, 1994 and December 31, 1994, and its unaudited consolidated financial statements as at July 1, 1995. Such financial statements have been prepared in conformity with GAAP (subject to normal year-end audit adjustments in the case of such unaudited consolidated financial statements, and subject to the information set forth in the footnotes to such audited consolidated financial statements), and fairly present the financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

          (b) Since December 3l, 1994, there has been no material adverse change in the business, credit, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

          10.5 Litigation and Contingent Liabilities. No Material Litigation is pending or, to the Company's knowledge, threatened against the Company except as set forth in Schedule I or as set forth in the 10-K Report of the Parent for the fiscal year ended December 31, 1994, or the 10-Q Report of the Parent for the period ended July 1, 1995, all as filed with the SEC. Other than any liability incident to such Material Litigation, neither the Company nor its Subsidiaries have any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 10.4.

          10.6 Title to Property. The Company and its Subsidiaries own and hold, with respect to material real property, good and marketable title, and with respect to other material property, good and valid title, to their respective assets and property reflected in the financial statements referred to in Section 10.4 or acquired since July 1, 1995 (other than assets and property sold or disposed of in the ordinary course of business), free and clear of any Lien except those referred to in Section 10.7 or permitted under
Section 11.2.

          10.7 Liens. None of the assets of the Company or any Subsidiary is subject to any Lien, except Liens shown in the financial statements referred to in Section 10.4 or in Schedule II or permitted under Section 11.2.

          10.8 Subsidiaries. The Company has no Subsidiaries or Restricted Subsidiaries, as the case may be, except those listed in Schedule III.

          10.9 Plans and Welfare Plans. No steps have been instituted to terminate any Plan, no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA, and no Plan has incurred an "accumulated funding deficiency" within the meaning of section 412 of the Code or Part 3 of Title I of ERISA. To the best of the Company's knowledge, no condition exists or event or transaction has occurred in connection with any Plan which is reasonably likely to have a material adverse effect on the business or financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, except for liability for continuation coverage described in Part 6 of Title I of ERISA, and except as listed on
Schedule IV.

          10.10 Investment Company Act. The Company is neither an "investment company" nor a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          10.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          10.12 Regulations G, U and X. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Company, the Parent, any Affiliate of either of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement, the Note, the making of the Loan or the use of proceeds of the Loan to violate Regulation G, U or X of the Board of Governors of the Federal Reserve System.

          10.13 Labor Controversies. There are no labor controversies pending or threatened against the Company or any of its Subsidiaries which, if adversely determined, would materially and adversely affect the business, credit, operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole.

          10.14  Tax Status.

          (a) All tax returns, reports and forms required to be filed with any domestic or foreign taxing authority in connection with any activities or assets of the Company or any Subsidiary have been filed, except where the failure to file any such return, report or form would not have any material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole.

          (b) All taxes required to be paid with respect to the activities or assets of the Company and its Subsidiaries have been duly paid or provisions deemed appropriate were made by the Parent and/or the Company and its Subsidiaries, on the books and records therefor, except such amounts (i) as are contested in good faith and as to which adequate reserves in accordance with GAAP were provided by the Company in accordance with the best estimates of ultimate liability by the entity responsible therefor or (ii) the non-payment of which would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole.

          (c) It is recognized and acknowledged by the Bank that, from 1976 through June 22, 1988, for federal income tax purposes the Company and its Subsidiaries were members of the affiliated group of which Mobil Corporation ("Mobil"), the Company's ultimate parent corporation during such period, was the common parent, and the income of the Company and its Subsidiaries were included in the consolidated federal income tax returns of Mobil for such period. All filings and payments with respect to such period have been made directly by Mobil, and all refunds with respect thereto have been paid directly to Mobil; and the Company and its Subsidiaries have made and received payments with respect to such taxes under tax sharing agreements with Mobil and/or a Subsidiary thereof. Accordingly, all representations and warranties made in Sections 10.14(a) and 10.14(b) with respect to federal income taxes as they relate to such period are qualified to the best of the Company's general knowledge of Mobil's practices and procedures. To the best of its knowledge, the Company has made all payments which are now due to Mobil under such tax sharing agreements.

          10.15 No Default. No event has occurred and no condition exists which, upon the execution and delivery of this Agreement or upon the funding of the Loan, will constitute an Event of Default or Unmatured Event of Default.

          10.16 Compliance with Applicable Laws. To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, employee benefit, environmental and health and safety laws, rules, regulations and orders), a breach of which would materially and adversely affect the business, credit, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

          10.17 Licenses, etc. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, which violation or failure to obtain might materially and adversely affect the business, credit, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

          10.18 Use of Proceeds. The proceeds of the Loan shall be used to repay existing indebtedness of the Company and for other general corporate purposes of the Company and will not be used for a purpose that violates
Section 11.16.


          SECTION 11  COVENANTS.

          From the Effective Date until payment in full of all Liabilities, the Company agrees that, unless at any time the Bank shall otherwise expressly consent in writing, it will:

          11.1 Reports, Certificates and Other Information. Furnish or cause to be furnished to the Bank:

          (a) Audit Report. Within 105 days after each Fiscal Year, a copy of an annual audit report of the Company and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP duly certified by independent certified public accountants of recognized standing selected by the Company, together with a letter from such accountants as provided in
     Section 11.1(d) below.

          (b) Interim Reports. Within 60 days after each Fiscal Quarter (except the last Fiscal Quarter in a Fiscal Year), a copy of the unaudited consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP (subject to normal year end audit adjustments) consisting of at least a balance sheet as at the close of such Fiscal Quarter, statements of earnings for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter, and a statement of changes in cash flow from the beginning of such Fiscal Year to the close of such Fiscal Quarter.

          (c) Officer's Certificate. Contemporaneously with the furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this Section 11.1, a certificate in the form of Exhibit B, duly completed, dated the date of such annual report or such quarterly statements and signed by an Authorized Officer on behalf of the Company to the effect that, to the best of such Authorized Officer's knowledge, no Event of Default or Unmatured Event of Default has occurred, and is continuing, or, if there is any such event, describing it and the steps, if any, being taken with respect thereto, and containing the computations and other information provided for therein.

          (d) Accountant's Letter. Contemporaneously with the furnishing of the Company's annual audit report under Section 11.1(a), a letter from the Company's certified public accountants addressed to the Bank (i) stating that such accountants have not become aware of any Event of Default or Unmatured Event of Default pertaining to accounting matters (or, if there is any such event, describing it and the steps, if any, being taken with respect thereto), (ii) stating that such accountants have been informed that a primary intent of the Company was for the professional services such accountants provided to the Company in preparing the Company's audit report to benefit or influence the Bank, and identifying the Bank as a party that the Company has indicated intends to rely on such professional services provided to the Company by such accountants and (iii) containing a computation of the financial tests in Sections 11.3, 11.4 and 11.5.

          (e) Reports to SEC and to Shareholders. Promptly within 15 days of the filing or making thereof, copies of each filing and report made by the Parent, the Company or any Subsidiary with or to the SEC or any other securities exchange, and, if the Company shall have registered under the Securities Exchange Act of 1934, as amended, as to any of the Company's equity securities, copies of each communication from the Company to shareholders generally.

          (f) Notice of Default. Forthwith upon learning of the occurrence of an Event of Default or Unmatured Event of Default, written notice thereof describing the same and the steps (if any) being taken by the Company and its Subsidiaries with respect thereto.

          (g) Notice of Certain Litigation. Written notice of the institution of any Litigation or the occurrence of any development with respect to any Litigation, together with a description thereof and the steps being taken by the Company and its Subsidiaries with respect thereto, all to such extent and at such time as the Company would be required to make such disclosure if the Company were a public reporting company under the Securities Exchange Act of 1934, as amended (it being understood that to the extent such disclosures are contained in the reports filed by the Company's Parent with the SEC, then the disclosure hereunder required to be made by the Company to the Bank may be made by furnishing to the Bank a copy of such reports of the Parent as filed with the SEC).

          (h) Notice of Change of Control. Forthwith upon learning of the occurrence of any Change of Control, written notice thereof, describing the same and the steps (if any) being taken by the Company and its Subsidiaries with respect thereto.

          (i) Amendments. Promptly upon any amendment or modification, whether or not material, to the MWCC Receivables Purchase Agreement, a copy thereof certified as true and correct by an Authorized Officer on behalf of the Company.

          (j) Other Information. From time to time such other information concerning the Company and its Subsidiaries as the Bank may reasonably request.

          11.2 Liens. Not, and not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien with respect to any assets now owned or hereafter acquired, except the following (each, a "Permitted Lien"):

               (i) Liens arising in connection with a financing or refinancing of every description (including, without limitation, sale-leaseback transactions and secured borrowings) of any real estate (including leasehold interests) or tangible fixed assets acquired or constructed by the Company or a Restricted Subsidiary after January 1, 1994, and attaching only to the property so acquired or constructed and the rights and documents related thereto,

               (ii)  Liens existing on the Effective Date as set forth on
          Schedule II or shown in the financial statements referred to in
          Section 10.4,

               (iii)  Liens on customer receivables and proceeds thereof,

               (iv) Liens for current taxes, assessments or other charges not delinquent or for taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which the Company has provided for and is maintaining adequate reserves in accordance with GAAP,

               (v) any Lien in the nature of an easement, grant, license, permit, reservation, agreement, undertaking, restriction or condition with respect to cables, pipes, wires, telephone or telegraph poles, sewers, railroad tracks or other public utility purposes or roads, walks or other rights-of-way or for joint or common use of real properties or facilities, including any reciprocal construction, operating and easement agreement, or any other similar encumbrance, including, but not limited to, any lease, sublease, easement, grant or license to use or restriction on the right to use, which in any case in the opinion of the Company does not materially impair the usefulness of the property or the asset in question in the conduct of the business and operations of the Company or the Restricted Subsidiary which owns such property or asset,

               (vi) Liens of carriers, warehousemen, mechanics, materialmen, vendors, landlords and similar Liens incurred in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings,

               (vii) rights of lessees, sublessees or assignees of the Company or a Restricted Subsidiary with respect to assets of the Company or such Restricted Subsidiary so leased, sublet or assigned,

               (viii) Liens on goods acquired pursuant to the issuance of letters of credit, provided that such Liens shall only secure the reimbursement obligations or other amounts to be paid under the agreement with the issuer or an Affiliate of the issuer of such letters of credit,

               (ix) Liens on assets of a Restricted Subsidiary existing at the time such Subsidiary becomes a Restricted Subsidiary,

               (x)  Liens in favor of the Company or any Restricted
          Subsidiary,

               (xi) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or indebtedness for borrowed money or the deferred purchase price of property or services,

               (xii) Liens where effective provision shall have been made for securing (equally and ratably with other indebtedness of or guaranteed by the Company then entitled thereto) the due and punctual payment of the Liabilities,

               (xiii) Liens arising under capital leases and attaching only to the property leased thereunder,

               (xiv) Liens granted to landlords or to any landlord's mortgagee in the Company's or any Restricted Subsidiary's sublessor's interest in a sublease to secure a consent to such sublease or an agreement to execute a non-disturbance agreement in favor of the sublessee thereunder from such landlord or landlord's mortgagee,

               (xv) any Lien arising out of a judgment or award against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary shall in good faith be prosecuting an appeal or proceeding for review or any Lien incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Restricted Subsidiary is a party,

               (xvi) any Lien to enable the Company or any Restricted Subsidiary to exercise any privilege or license, to secure the performance of any bid, tender, contract or lease to which the Company or such Restricted Subsidiary is a party, to secure any public or statutory obligation of the Company or any Restricted Subsidiary or to secure any safety, stay or appeal bond to which the Company or any Restricted Subsidiary is a party, or any other similar Lien made in the ordinary course of business,

               (xvii) any Lien on the obligation of the Company or any Restricted Subsidiary under any lease or other document related to the operation, use or occupancy of real or personal property, or in any guaranty by the Company or any Restricted Subsidiary of the obligation of any person or entity under any lease or other document related to the operation, use or occupancy of real or personal property,

               (xviii) other non-material Liens incurred in the ordinary course of business (including those in connection with obligations to pay workmen's compensation or unemployment insurance, performance bonds, security deposits and the like), and

               (xix) additional Liens securing Secured Indebtedness (as defined below), if as a result of the transaction giving rise to any such Liens (and after giving effect thereto on a pro forma basis) the aggregate amount of the (i) Secured Indebtedness of the Company and its Restricted Subsidiaries and (ii) (without double-counting) Indebtedness for Borrowed Money of the Restricted Subsidiaries (but only in each case incurred subsequent to the Effective Date in a transaction which gave rise to Liens other than Permitted Liens described in the preceding clauses (i) through (xviii) inclusive) is less than or equal to 1% of the total assets of the Company and its Restricted Subsidiaries as of the end of the last full Fiscal Quarter preceding such transaction. For purposes hereof, "Secured Indebtedness" means any Indebtedness for Borrowed Money or other indebtedness incurred in connection with the acquisition of property, which Indebtedness for Borrowed Money or other indebtedness is secured by a Lien of or upon any property or asset of the Company or any Restricted Subsidiary.

provided, however, with respect to the preceding clauses (i) through (xix) inclusive,

          (a) neither the Company nor any Restricted Subsidiary shall permit to exist any Lien securing notes or obligations payable or owing by the Company pursuant to the MWCC Receivables Purchase Agreement except (x) to the extent provided therein or (y) to the extent of clauses (xi) and
     (xv), and

          (b) none of such Liens shall encumber any inventory of the Company or its Restricted Subsidiaries or secure trade debt of the Company or its Restricted Subsidiaries except to the extent of clauses (ii),
     (viii), (ix), (x), (xi), (xii), (xiv), (xv), (xix) and to the extent such Lien is a possessory Lien which arises by operation of law, clause
     (vi); provided that Liens on inventory or securing trade debt under clause (xix) shall not exceed $5,000,000 or the amount permitted under clause (xix) whichever is less.

          11.3 Minimum Consolidated Shareholder's Equity. Not permit the Consolidated Shareholder's Equity of the Company as at the end of each Fiscal Year to be less than the lesser of (i) $441,000,000 minus the FAS 106 Minimum Equity Factor plus 25% of Consolidated Net Income for each complete Fiscal Year after the Company's Fiscal Year ended January 1, 1994 in which there was such income, and (ii) $800,000,000 minus the FAS 106 Minimum Equity Factor; provided, however, that if the Ratio of Earnings to Fixed Charges determined as of the last day of any Fiscal Quarter shall be less than 1.10:1, then the Company shall not permit Consolidated Shareholder's Equity at the end of the next Fiscal Quarter to be less than the lesser of (x) $537,000,000 plus 50% of Consolidated Net Income for each complete Fiscal Year ended after January 1, 1994 in which there was such income, plus 50% of cumulative Consolidated Net Income for any incomplete Fiscal Year (to the extent there was such income) through the end of the most recently completed Fiscal Quarter and (y) $1,000,000,000.

          11.4 Ratio of Debt to Total Capitalization. Not permit (i) Debt of the Company and its Restricted Subsidiaries to exceed 60% of Total Capitalization as of the last day of each of the first three Fiscal Quarters of each Fiscal Year, or (ii) Debt of the Company and its Restricted Subsidiaries to exceed 50% of Total Capitalization as of the last day of each Fiscal Year.

          11.5 Purchase or Redemption of the Company's Securities; Dividend Restrictions; Payments to the Parent. Not (a) declare or pay any dividend or make any distribution on any capital stock of the Company to its stockholders (other than dividends or distributions payable in shares of capital stock of the Company or stock splits), (b) make any loans or advances to the Parent,
(c) purchase or redeem or otherwise acquire or retire for value any shares of capital stock of the Company, or (d) permit any Subsidiary to purchase, redeem or otherwise acquire for value any shares of capital stock of the Company (each such payment described in any of the foregoing clauses (a), (b), (c) and (d) a "Restricted Payment"), if, upon giving effect thereto, the sum of such dividends, distributions, purchases, redemptions and other acquisitions and retirements (other than dividends, distributions, purchases, redemptions and other acquisitions or retirements of Debt-Like Preferred Stock of the Company), paid or made subsequent to January 1, 1994, would exceed the aggregate of:

          (i)  $63,000,000; plus

          (ii) 50% (or minus 100% in case of any deficit) of Consolidated Net Income for the period, taken as one accounting period, from and including January 2, 1994 to the end of the most recent full Fiscal
                Quarter; plus

          (iii) any repayment by the Parent of any loan or advance made by the Company to the Parent which repayment is received after January 1, 1994; plus

          (iv) any capital contributions received by the Company after January 1, 1994; plus

          (v) the net proceeds to the Company (in cash or, if the consideration is other than cash, the fair value thereof as determined by the Board of Directors of the Company) of the issue or sale after January 1, 1994 of capital stock, including treasury stock but excluding Debt-Like Preferred Stock, of the Company; plus

          (vi) an amount equal to the net proceeds to the Company (in cash or, if the consideration is other than cash, the fair value thereof as determined by the Board of Directors of the Company) from the issue or sale at any time of any indebtedness of the Company or a Subsidiary which, after January 1, 1994, is converted into shares of capital stock (but excluding Debt-Like Preferred Stock) of the Company or the Parent; plus

          (vii) an amount equal to the FAS 106 Restricted Payment
                Factor;

     provided, however, that:

          (x) the Company shall not make any such Restricted Payment if before or after giving effect thereto an Event of Default or Unmatured Event of Default shall exist;

          (y) notwithstanding the foregoing, so long as no Event of Default or Unmatured Event of Default shall exist before or after giving effect thereto, the Company may (i) declare or pay any dividend or make any distribution within 60 days after the date of its declaration, if on such date such declaration did not violate the provisions of Section 11.5(a), and (ii) pay amounts to the Parent to permit the Parent to pay its corporate and business expenses in an aggregate amount for all such payments not to exceed $2,000,000 per Fiscal Year (with any amounts not so used in a given Fiscal Year carried over and added to the amount permissible to be paid in the next Fiscal Year); and

          (z) notwithstanding the foregoing, the Company may pay amounts required to be paid pursuant to any tax sharing or tax allocation arrangements meeting the standards specified in Schedule V.

          11.6 Mergers, Consolidations, Sales. Not permit any consolidation of the Company with or merger of the Company into any other corporation or corporations (whether or not affiliated with the Company) or successive consolidations in which the Company or its successor or successors shall be a party or parties or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same (any such consolidation, merger, sale or conveyance is referred to herein as a "Corporate Transaction") unless each of the following conditions is met:

                (i) to the extent that as a result of such Corporate Transaction, any property of the Company or a Restricted Subsidiary immediately prior thereto would be subjected to any Lien of any other party to such Corporate Transaction, simultaneously with such Corporate Transaction or prior thereto, effective provision shall be made for securing (equally and ratably with any other indebtedness of or guaranteed by the Company then entitled thereto) the due and punctual payment of the Liabilities by a prior Lien upon such asset;

                (ii) upon the occurrence of any such Corporate Transaction all the obligations of the Company under this Agreement and the Note shall be expressly assumed in writing by the corporation formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property (in each such case, the "surviving entity"), such assumption to be accompanied by an opinion of counsel for the surviving entity to the effect that such assumption has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, the surviving entity;

                (iii) immediately after giving effect to such Corporate Transaction and to the retirement of any Debt to be retired substantially concurrently therewith, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the Company shall deliver a certificate signed by an Authorized Officer to such effect;

                (iv) the surviving entity shall be domiciled in the United
          States;

                (v) after giving effect to such Corporate Transaction and to the retirement of any Debt to be retired substantially concurrently therewith on a pro forma basis (calculated using financial information for each party to such Corporate Transaction from such party's most recently ended fiscal quarter), the ratio (expressed as a percent) of Debt to Total Capitalization for the surviving or successor party shall not exceed (a) 60% in the case where the most recently ended fiscal quarter for the Company was one of the first three Fiscal Quarters of a Fiscal Year or (b) 50% in the case where the most recently ended fiscal quarter for the Company was the last Fiscal Quarter of a Fiscal Year; and

                (vi) the Company shall have given at least 30 days' prior written notice of such Corporate Transaction to the Bank.

Upon consummation of the Corporate Transaction and the assumption of the Company's obligations under this Agreement by the surviving entity, such surviving entity shall succeed to and be substituted for the Company, with the same effect as if it were an original party to this Agreement and, in the event of any such sale or conveyance, the Company shall be released from its obligations under this Agreement. Except for the merger of any Restricted Subsidiary into the Company or another Restricted Subsidiary, the Company shall not permit any Restricted Subsidiary to be a party to any Corporate Transaction if before or after giving effect thereto an Event of Default or Unmatured Event of Default shall exist.

          11.7 Compliance with Applicable Laws. Not, and not permit any of its Subsidiaries to, knowingly violate in any material respect any of the requirements of all applicable laws, rules, regulations, and orders of any governmental authority (Federal, state, local or foreign, and including, without limitation, employee benefit, environmental, health and safety laws, rules, regulations and orders); provided, however, that any material breach by the Company or any of its Subsidiaries of any employee benefit, environmental, health or safety order, rule or regulation shall not be deemed a breach of this Section 11.7 so long as such violation would not be likely to prevent the Company from performing its obligations under this Agreement and the Company or such Subsidiary, upon notice of such violation, takes appropriate action to cure such violation.

          11.8 ERISA. (a) Forthwith upon learning of (i) the incurrence of any material liability of the Company or any ERISA Affiliate pursuant to Title IV of ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal from any Multiemployer Plan, (ii) a failure to satisfy the minimum funding standards of section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which the Company or any ERISA Affiliate is plan administrator (as defined in ERISA), (iii) the receipt of a notice by any Plan that the PBGC intends to terminate or apply for the appointment of a trustee to administer the Plan, (iv) the receipt of a notice of complete or partial withdrawal liability under Title IV of ERISA from a Multiemployer Plan or a notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, (v) the application for a waiver of the minimum funding standard under section 412 of the Code, (vi) the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA, or (vii) notice of withdrawal from any Plan pursuant to section 4063 of ERISA, furnish or cause to be furnished to the Bank written notice thereof.

          (b) Not, and not permit any of its Subsidiaries to, permit (i) any Plan to incur any "accumulated funding deficiency" (within the meaning of Part 3 of Title I of ERISA or section 412 of the Code) or (ii) any Plan for which the Company or any ERISA Affiliate is plan administrator (as defined in ERISA) to fail to satisfy the minimum funding standards of section 412 of the Code or Part 3 of Title I of ERISA.

          11.9 Corporate Existence and Franchises. Except as otherwise expressly permitted in Section 11.6, maintain in full force and effect its separate existence and all material rights, licenses, leases and franchises used in the conduct of its business.

          11.10 Maintenance of Tangible Property. Maintain, and cause each of its Subsidiaries to maintain, in all material respects all of the real property, inventory and equipment owned, leased or used by such entity in good condition and repair, and prevent any waste or unusual or unreasonable depreciation thereof.

          11.11 Maintenance of Intangible Property. Protect, preserve and maintain, and cause each of its Subsidiaries to protect, preserve and maintain, in all material respects all of its material trademarks and trade names in full force and effect, by, without limitation, defending against and/or prosecuting at its own expense any and all suits claiming infringement or dilution of any thereof or injury to the goodwill associated with any thereof and by filing any applications and doing any and all other things which may from time to time be necessary or advisable for the renewal or registration of each thereof.

          11.12 Books, Records and Inspections. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records; permit, and cause each Subsidiary to permit, reasonable access by the Bank to the books and records of the Company and of each Subsidiary during regular business hours upon two Business Days' prior written notice to the Company; and permit, and cause each Subsidiary to permit the Bank to inspect the properties and operations of the Company and of such Subsidiary during regular business hours upon two Business Days' prior written notice to the Company.

          11.13 Insurance. Maintain, and cause each Subsidiary to maintain, such insurance upon its real property, inventory and equipment (including self-insurance to the extent of, and in a manner consistent with, the past practices of such entity) to such extent and against such hazards and liabilities, as is required by law or customarily maintained by companies similarly situated.

          11.14 Payment of Taxes. Promptly pay, and cause each Subsidiary to pay, when due all taxes, assessments or other charges owing by the Company and each Subsidiary except taxes, assessments and other charges which shall be diligently contested in good faith by appropriate proceedings and as to which adequate reserves shall have been set aside in accordance with GAAP.

          11.15 Other Agreements. Not (a) enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, or (b) permit any Restricted Subsidiary to enter into any agreement which prohibits in any material respect such Subsidiary from declaring or paying dividends or making advances to the Company.

          11.16 Regulation U. Not use or permit any proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying Margin Stock.

          11.17 Subordinated Debt. With respect to any Subordinated Debt, not make or effect or permit any Subsidiary to make or effect any payment, prepayment, redemption, purchase or defeasance of any such Subordinated Debt if (i) such payment, prepayment, redemption, purchase or defeasance is prohibited by the terms of the instrument governing such Subordinated Debt,
(ii) before or after giving effect thereto an Event of Default or Unmatured Event of Default shall exist, or (iii) immediately after giving effect thereto and to the substantially concurrent incurrence or retirement of other Debt and the application of the proceeds thereof the ratio (expressed as a percent) of Debt of the Company and its Restricted Subsidiaries to Total Capitalization exceeds (a) 60% in the case where the most recently ended Fiscal Quarter was one of the first three Fiscal Quarters of a Fiscal Year, or (b) 50% in the case where the most recently ended Fiscal Quarter was the last Fiscal Quarter of a Fiscal Year.

          11.18 Debt-Like Preferred Stock. With respect to any Debt-Like Preferred Stock, not make any dividend, distribution, purchase, redemption, acquisition or retirement of any Debt-Like Preferred Stock if (i) such dividend, distribution, purchase, redemption, acquisition or retirement is prohibited by the terms of the instrument governing such Debt-Like Preferred Stock, (ii) before or after giving effect thereto an Event of Default or Unmatured Event of Default shall exist, or (iii) immediately after giving effect thereto and to the substantially concurrent incurrence or retirement of other Debt and the application of the proceeds thereof the ratio (expressed as a percent) of Debt of the Company and its Restricted Subsidiaries to Total Capitalization exceeds (a) 60% in the case where the most recently ended Fiscal Quarter was one of the first three Fiscal Quarters of a Fiscal Year, or
(b) 50% in the case where the most recently ended Fiscal Quarter was the last Fiscal Quarter of a Fiscal Year.

          11.19 Further Assurances. At its sole expense, upon request of the Bank, forthwith execute and deliver, or cause to be executed and delivered to the Bank, in due form for filing or recording (the Company hereby agreeing to pay the cost of filing or recording the same in all public offices deemed necessary by the Bank), such documents, and do such other acts and things, all as the Bank may from time to time reasonably request so as to implement the provisions of this Agreement.


          SECTION 12 CONDITIONS. The Bank's obligation to make the Loan is subject to the following conditions that:

          12.1 Documents. On or before the date hereof, or such later date as may be agreed to by the Bank, the Bank shall have received all of the following, each duly executed and dated the Effective Date or such other date satisfactory to the Bank, and in form and substance reasonably satisfactory to the Bank and counsel to the Bank:

                (i) Term Loan Agreement. Counterparts of this Agreement executed by the Company and the Bank;

                (ii)  Note.  The Note of the Company payable
          to the order of the Bank;

                (iii)  Resolutions.  Certified copies of the
          resolutions of the Company's Board of Directors authorizing or ratifying the execution, delivery, performance of and borrowing under, respectively, this Agreement, the Note, and any other documents provided for herein or therein to be executed by the Company;

                (iv) Opinion of Counsel for the Company. The opinion of G. Tad Morgan, Senior Associate General
          Counsel for the Company, addressed to the Bank, substantially in the form of Exhibit C;

                (v) Certificate. A certificate signed by an Authorized Officer on behalf of the Company substantially in the form of Exhibit D to the effect that (i) on the Effective Date no Event of Default or Unmatured Event of Default has occurred and is continuing or shall result from the making of the Loan on such date, (ii) the Company's representations and warranties contained in Section 10 are true and correct as of the Effective Date with the same effect as though made on the Effective Date, and (iii) all of the conditions set forth in this Section 12.1 have been satisfied; and

                (vi) Other. Such other documents as the Bank may reasonably request.

          12.2  No Default.

          (a) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall result from the making of the Loan; and

          (b) the Company's representations and warranties contained in Section 10 shall be true and correct as of the date of the Loan, with the same effect as though made on the date of the Loan.


          SECTION 13  EVENTS OF DEFAULT AND THEIR EFFECT.

          13.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          (a) Non-Payment of Note. Default, and continuance thereof for three Business Days after notice thereof to the Company by the Bank or the holder of the Note, in the payment when due of (i) any principal of or interest on the Loan or (ii) any amount payable under Section 6.

          (b) Non-Payment of Certain Other Amounts under this Agreement. Default, and continuance thereof for ten Business Days after notice thereof to the Company by the Bank or the holder of the Note, in the payment when due of any material amount under this Agreement (and not constituting an Event of Default under clause (a) above).

          (c) Non-Payment of Finance Obligations. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Finance Obligation of the Company or any Restricted Subsidiary or default in the performance or observance of any obligation or condition with respect to any such Finance Obligation if (i) the effect of such default is to accelerate the maturity of any such Finance Obligation or cause any such Finance Obligation to be prepaid, purchased or redeemed or (ii) the holder or holders thereof, or any trustee or agent for such holders, (x) causes such Finance Obligation to become due and payable prior to its expressed maturity or to be prepaid, purchased or redeemed or (y) receives any payment (other than any payment which was scheduled to be made prior to the occurrence of such default), guarantee or security or other concession from or on behalf of Parent, the Company or any Restricted Subsidiary or
     (iii) in case such default is a default in the payment when due, such default has not been remedied within five Business Days after notice thereof to the Company by the Bank, the holder of the Note or the holder or holders of such Finance Obligation or any trustee or agents for such holders; provided, however, that no such default under this clause (c) shall constitute an Event of Default unless the amount of Finance Obligations so affected is at least $5,000,000.

          (d) Bankruptcy, Insolvency, etc. The occurrence of any of the following events: (i) the Company or any Restricted Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or (ii) the Company or any Restricted Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Restricted Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, (iii) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Restricted Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or (iv) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Restricted Subsidiary), is commenced in respect of the Company or any Restricted Subsidiary, and if such case or proceeding is not commenced by the Company or such Restricted Subsidiary, it is consented to or acquiesced in by the Company or such Restricted Subsidiary or remains for 60 days undismissed; or (v) the Company or any Restricted Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing; provided that the provisions of this Section 13.1(d) shall not apply to any Special Restricted Subsidiary to which the foregoing provisions of
     Section 13.1(d) would otherwise apply, which together with all other Special Restricted Subsidiaries with respect to which an event described in the foregoing provisions of Section 13.1(d) shall have occurred, has assets which do not exceed one percent (1%) of the total assets of the Company and its Restricted Subsidiaries.

          (e) Specified Non-Compliance with this Agreement. Failure by the Company to comply with or to perform its obligations under Sections 11.3 through 11.6 of this Agreement.

          (f) Other Non-Compliance with this Agreement. Failure by the Company to comply with or to perform its obligations under any provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 13.1) and (i) continuance of such failure for 30 days after notice thereof to the Company by the Bank or the holder of the Note specifying such failure if such failure can be cured with diligence within such 30-day period by the Company or can be cured by the payment of money, or (ii) continuance of such failure for 60 days after notice thereof to the Company by the Bank or the holder of the Note specifying such failure if such failure cannot with diligence be cured within such 30-day period and cannot be cured by the payment of money.

          (g) Representations and Warranties. Any representation or warranty made by the Company herein is breached or contains any statement which is false or misleading in any material respect, or any schedule, certificate or other writing furnished by the Company to the Bank or the holder of the Note pursuant to this Agreement contains any material statement which is false or misleading in any material respect on the date as of which the facts therein set forth are (or are deemed to be) stated or certified.

          (h) Judgments. Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Company or any of its Restricted Subsidiaries and the same shall not be (i) fully covered by insurance or (ii) vacated, stayed, bonded, paid or discharged for a period of sixty (60) days.

          (i) MWCC Receivables Purchase Agreement. (i) An amendment which materially adversely affects the Bank shall be made to the MWCC Receivables Purchase Agreement without the prior written consent of the Bank, including, without limitation, any amendment thereto which secures the Seller Notes (as defined therein) or which provides for any of such Seller Notes to be payable on a date earlier than the date on which such Seller Notes are payable as at the date of this Agreement, (ii) the MWCC Receivables Purchase Agreement shall fail to remain in full force and effect,
     (iii) any default by the Company under the MWCC Receivables
     Purchase Agreement (after the expiration of any   applicable
     grace period) shall occur and be continuing which has not been waived by MWCC and which provides MWCC thereunder with the right to terminate MWCC's obligation to purchase customer receivables thereunder from the Company, or (iv) the Company or MWCC shall give notice of termination or take any action to terminate thereunder (other than the notice to terminate at the expiration of a 10-year period and other than a termination by the Company
     pursuant to    which a wind down or transition of at least one year
     is provided).

          13.2 Effect of Event of Default. If any Event of Default described in Section 13.1(d) shall occur, automatically all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind all of which are hereby waived; and, in the case of any other Event of Default, unless such Event of Default shall have been cured, the Bank may declare all Liabilities to be due and payable, whereupon all such Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind, all of which are hereby waived. The Bank shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.


          SECTION 14  [Reserved].


          SECTION 15  GENERAL.

          15.1 Waiver; Amendments. No delay on the part of the Bank or the holder of the Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The concurrence of the Bank shall be required for any amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the Note or other documents, instruments or agreements affecting the rights of the Bank. Any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          15.2 Notices. Except as otherwise expressly provided in this Agreement, any notice hereunder to the Company, the Bank or the holder shall be in writing. Notices given by telegram, telex, telecopier or personal delivery shall be deemed to have been given and received when sent (and, in the case of telex, the appropriate answerback is received) and notices given by mail shall be deemed to have been given and received three Business Days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company, the Bank (or other holder) at its address shown below its signature hereto, or at such other address as any such Person may, by written notice received by such other persons, have designated as its address for such purpose. Notices to the Bank in connection with borrowings, payments, Continuations or Conversions shall not be effective until actual receipt by the Bank. The Bank shall be entitled to rely upon all telephonic notices without awaiting receipt of written versions of such notices and the Company shall hold the Bank harmless from, and shall indemnify Bank against, any loss, cost or expense ensuing from any such reliance.

          15.3  Computations.

          (a) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation shall, at any time and to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

          (b) Notwithstanding the preceding paragraph (a), except for the changes required in implementing Financial Accounting Standards Board Statements adopted prior to January 1, 1994 and which are to be implemented by the Company after January 1, 1994 (namely, Statements 115 and 116), in the event of any changes in GAAP as applied in preparing the audited financial statements of the Company and its consolidated Subsidiaries as at January 1, 1994 which result in a change in the earnings of the Company, Consolidated Net Income, Debt of the Company and its Restricted Subsidiaries, or Consolidated Shareholder's Equity of the Company, such change (net of related tax effects, if any) shall be added back to or subtracted from, as the case may be, any determination of the earnings of the Company, Consolidated Net Income, Debt of the Company and its Restricted Subsidiaries, and Consolidated Shareholder's Equity of the Company for the purpose of applying the Consolidated Shareholder's Equity of the Company, Ratio of Earnings to Fixed Charges and the ratio of Debt to Total Capitalization tests and in determining applicable limitations on distributions with respect to the Company's capital stock.

          (c) While the Company and MWCC intend that the sale of receivables to MWCC by the Company under the MWCC Receivables Purchase Agreement be considered sales by the Company and not secured loans to the Company by MWCC, such transaction may be classified as a loan under Financial Accounting Standards Board Statement No. 77. Irrespective of whether such receivables sale transactions are classified as a sale or a loan under Financial Accounting Standards Board Statement No. 77, such transactions shall be treated as sales without recourse for the purposes of this Agreement and not a secured loan.



          15.4  Participations.

          (a) Participations. Subject to the provisions of this Section 15.4, the Bank may at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, sell to one or more banks or other financial institutions, and to such other Persons or types of Persons which the Company may from time to time approve in its sole discretion (collectively, "Participants") participating interests in the Loan owing to the Bank, or the Note held by the Bank. In the event of any such sale to a Participant, upon request by the Company the Bank shall give written notice, to the Company stating the Participant's name and address and the amount of the participation purchased, but

          (i) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement,

          (ii) all amounts payable by the Company shall be determined as if the Bank had not sold such participation, and

          (iii) any Participant which is not an Affiliate of the Bank shall have no right to require the Bank to take or omit to take any action under this Agreement or the Note other than action directly affecting the extension of the stated maturity of the Loan, directly affecting any scheduled installment of principal or any scheduled reduction in the stated amount of, or interest on, the Loan in which such participation was sold, or reducing the principal or stated amount thereof or the rate of interest thereon.

The Bank agrees to incorporate the requirements set forth in the preceding sentence into each participation agreement which the Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, if its participation agreement with the Bank so provides, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or the Note to the same extent as if the amount of its participating interest were owing directly to it as the Bank under this Agreement or the Note; provided that such right of setoff shall be subject to such Participant's obligation to share with the Bank, and the Bank agrees to share with such Participant. No participation contemplated in this
Section 15.4 shall relieve the Bank from any of its obligations hereunder and the Bank shall remain solely responsible for the performance thereof.

          (b) Federal Reserve. Anything contained in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements set forth in this Agreement, the Bank may at any time and from time to time grant a participation in, assign, deposit or pledge all or any portion of its rights under this Agreement or the Note to a Federal Reserve Bank; provided, however, no such participation, assignment, deposit or pledge shall relieve the Bank of any of its obligations under this Agreement.

          (c) Information. Notwithstanding the terms of any previous confidentiality agreements with respect to the subject matter hereof between the Company and the Bank, from and after the Effective Date the Bank may furnish any information concerning the Parent, the Company and the Subsidiaries which has been furnished to the Bank pursuant hereto to any Participant, or potential Participant; provided, however, that the recipient of such information shall, prior to being furnished with any such information, agree to maintain the confidentiality of such information. Notwithstanding the foregoing sentence, the Bank, Participant or potential Participant shall be permitted to disclose information regarding the Company and its Subsidiaries (i) to any other Agent or Bank, or to any Participant, (ii) to any Affiliate, agent or employee that agrees to be bound by this Section 15.4(d), (iii) upon order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate, agent or employee of any such party, (vii) in connection with the exercise of any remedy hereunder, or (viii) to such Person's certified public accountants and its attorneys.

          (d) Assignments. The Bank may at any time assign and delegate to one or more Affiliates of the Bank all or any fraction of the Loan.

          15.5 Costs, Expenses and Taxes. The Company agrees to pay on demand all fees and out-of-pocket costs and expenses of counsel to the Bank, in connection with the enforcement of this Agreement, the Note and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 15.5 shall survive repayment of the Loan, cancellation of the Note and any termination of this Agreement.

          15.6 Indemnification. In consideration of the execution and delivery of this Agreement by the Bank, the Company hereby agrees to indemnify, exonerate and hold harmless the Bank, and each officer, director, employee and agent of the Bank (herein collectively called the "Bank Parties" and individually called a "Bank Party") from and against any and all actions, causes of action, suits, losses, costs (including, without limitation, all documentary or other stamp taxes or duties), liabilities, damages and expenses (other than expenses covered by Section 15.5) in connection therewith (irrespective of whether such Bank Party is a party to the action for which indemnification hereunder is sought), including, without limitation, reasonable attorneys' fees (including allocated costs of staff counsel) and disbursements (collectively herein called the "Indemnified Liabilities") incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to this Agreement, the Note and all other instruments and documents provided for herein or delivered or to be delivered hereunder or in connection herewith, the Loan or the use of the proceeds of the Loan except for any such Indemnified Liabilities arising on account of the Bank Party's gross negligence or willful misconduct and, if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 15.6 shall survive repayment of the Liabilities, cancellation of the Note and any termination of this Agreement.

          15.7 Regulation U. The Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

          15.8 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

          15.9 Governing Law; Severability. This Agreement and the Note shall be a contract made under and governed by the laws of the State of Illinois without regard to conflict of laws principles. All obligations of the Company and the rights of the Bank and the holder of the Note expressed herein or in the Note shall be in addition to and not in limitation of those
provided by applicable law.   Whenever possible each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Nothing herein shall require the Company to pay interest in excess of the maximum rate permitted by law.

          15.10 Waiver of Jury Trial. Each of the Company and the Bank waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, the Note or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from any banking relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

          15.11 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. This Agreement shall become effective as of the Effective Date.

          15.12 Supersession. This Agreement supersedes all prior or contemporaneous agreements with respect to the subject matter hereof.

          15.13 Successors and Assigns. This Agreement shall be binding upon the Company, the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the respective successors and assigns of the Bank, it being understood that subject to
Section 11.6, the Company shall not assign its rights hereunder without the consent of the Bank.

                     *               *               *

          Delivered at Chicago, Illinois as of the day, month and year first above written.

    MONTGOMERY WARD & CO., INCORPORATED

    By:
    Name:   Douglas V. Gathany
    Title:  Senior Assistant Treasurer

    One Montgomery Ward Plaza
    844 North Larrabee
    Chicago, Illinois  60671
    Attention:  Treasurer
    Telephone:  (312) 467-7238
    Telecopy:   (312) 467-7421

    Person to whom copies of notices under Section
    13.2 should also be sent:

    Montgomery Ward & Co., Incorporated
    One Montgomery Ward Plaza
    535 West Chicago Avenue
    Chicago, Illinois  60671
    Attention:  Secretary

    THE INDUSTRIAL BANK OF JAPAN, LIMITED, CHICAGO
    BRANCH


    By:
    Name:   Hiroaki Nakamura
    Title:  Joint General Manager

    227 West Monroe Street
    Suite 2600
    Chicago, Illinois  60606
    Attention: U.S. Loan Department
              (E. Bacalao/ J. Bailey/ T. Avendt)
    Telephone:  (312) 855-1111
    Telecopy:   (312) 855-8200

    Wiring Instructions:
      Receiving party: The Industrial Bank of Japan, Chicago Branch Account number: 15 10614
      Receiving bank: The First National Bank of Chicago, Chicago
      ABA number: 071 000 013
      Payment reference: Montgomery Ward

    Base Rate Loan Funding Office:
      227 West Monroe Street
      Suite 2600
      Chicago, Illinois  60606

    Eurodollar Loan Funding Office:
      227 West Monroe Street
      Suite 2600
      Chicago, Illinois  60606

                                 EXHIBIT A

                               FORM OF NOTE
                               (Section 3.1)


$25,000,000.00                                           September 29, 1995
                                                          Chicago, Illinois


    FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of THE INDUSTRIAL BANK OF JAPAN, LIMITED, CHICAGO BRANCH (the "Bank") at the office of the Bank specified in the Loan Agreement hereinafter referred to, the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000.00) or, if less, the then unpaid principal amount of the Loan made by the Bank to the undersigned pursuant to the Loan Agreement (as shown in the records of the Bank or, at the Bank's option, on the schedule attached hereto and any continuation thereof). The principal amount of the Loan evidenced hereby shall be payable on or before the Maturity Date.

    The undersigned further promises to pay interest on the unpaid principal amount of the Loan evidenced by this Note from the date of the Loan until the Loan is paid in full, payable at such rate(s) and at such time(s) as provided in the Loan Agreement.

    This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Term Loan Agreement dated as of September 29, 1995 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), between the undersigned and the Bank, to which Loan Agreement reference is hereby made for a statement of said terms and provisions. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

    In addition to and not in limitation of the foregoing, but subject to the provisions of the Loan Agreement, the undersigned further agrees to pay on demand all attorneys' fees and legal expenses (including allocated costs of staff counsel) incurred by the holder of this Note in connection with the enforcement of this Note, and any and all amendments, modifications, replacements or restatements relating to this Note.

    This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.


                                       MONTGOMERY WARD & CO., INCORPORATED


                                       By
                                       Title

                                 EXHIBIT B

                       FORM OF OFFICER'S CERTIFICATE
                             (Section 11.1(c))


To:  THE INDUSTRIAL BANK OF JAPAN,
       LIMITED, CHICAGO BRANCH
     227 West Monroe Street
     Suite 2600
     Chicago, Illinois  60606
     Attention: U.S. Loan Department
       (E. Bacalao  / T. Avendt)

     This Certificate is furnished pursuant to Section 11.1(c) of the Term Loan Agreement dated as of September 29, 1995 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), between Montgomery Ward & Co., Incorporated, an Illinois corporation (the "Company"), and The Industrial Bank of Japan, Limited, Chicago Branch (the "Bank"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Loan Agreement.

     I hereby certify to the Bank, on behalf of the Company, as follows:

     1.  Since _______________, 19__, I have been the duly
qualified and acting ____________ of the Company, and I am familiar with the financial statements and financial affairs of the Company. I am authorized to execute this Certificate on behalf of the Company.

     2. A true and correct copy of the [annual audit report] [quarterly unaudited consolidated financial statement] of the Company and its Subsidiaries for the [Fiscal Year] [Fiscal Quarter] ended on _______________, 19__, is attached hereto as Annex A.

     3. To the best of my knowledge, as of the date of this Certificate, no Event of Default or Unmatured Event of Default has occurred and is continuing [except as follows: [include description of any such event and the steps being taken, if any, with respect thereto]].

     4. Attached hereto as Annex B is a true and correct computation, to the best of my knowledge, as of the dates referred to therein of the financial ratios and/or financial restrictions contained in Sections 11.3, 11.4 and 11.5 of the Loan Agreement and of the Ratio of Earnings to Fixed Charges.

     5. Attached hereto as Annex C is a complete description (to the extent such disclosure would be required to be made by the Company if the Company were a public reporting company under the Securities Exchange Act of 1934, as amended) to the best of my knowledge, as of the date of this Certificate of any Material Litigation which has been instituted or any Material Litigation Development which has occurred since the date of the most recent Officer's Certificate of the Company [or, in the case of the first Officer's Certificate, since the Effective Date].

     6. Attached hereto as Annex D is a true, correct and complete list, to the best of my knowledge, as of the date of this Certificate of any [changes in the list of Restricted Subsidiaries (excluding Special Restricted Subsidiaries) which have occurred since the date of the most recent Officer's Certificate [or, in the case of the first Officer's Certificate, since the Effective Date]] [changes in the list of the Company's Subsidiaries or in the list of Restricted Subsidiaries which have occurred since the date of the Officer's Certificate of the Company dated as of the close of the Company's immediately preceding Fiscal Year [or, in the case of the first Officer's Certificate dated as of the close of the Fiscal Year containing the Effective Date, since the Effective Date]].


    IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______________, 19__.



                              ___________________________
                              Name:_________________________
                              Title:________________________
                                    of Montgomery Ward
                                    & Co., Incorporated

                                                                    ANNEX A


            TO OFFICER'S CERTIFICATE DATED AS OF         , 19



        [Attach copy of annual audit report or quarterly unaudited consolidated financial statement, as appropriate]

                                                                    ANNEX B


         TO OFFICER'S CERTIFICATE DATED AS OF             ,  19

1. Section 11.3 - Minimum Consolidated Shareholder's Equity as of the end of Fiscal Year ended as of the date of this Officer's
Certificate.

          (a)  25% of Consolidated Net Income for each
               complete Fiscal Year ended after
               January 1, 1994 in which there
               was income.                                          $______

          (b)  FAS 106 Minimum Equity Factor                        $______

          (c)  $441,000,000 plus Item 1(a) less
               Item 1(b).                                           $______

          (d)  The lesser of (i) $800,000,000 less
               the FAS 106 Minimum Equity Factor or
               (ii) Item 1(c) is the Minimum
               Consolidated Shareholder's Equity
               for the Fiscal Year ended as of the
               date of this Officer's Certificate.                  $______

          (e) Actual Consolidated Shareholder's Equity of the Company for Fiscal Year ended as of the date of this Officer's Certificate
               (such amount to be equal to or
               greater than the amount shown in
               Item 1(d)).                                          $______

2. Section 11.3 - Minimum Consolidated Shareholder's Equity at the end of Fiscal Quarter ended as of the date of this Officer's Certificate.

          (a)  50% of the Consolidated Net Income for
               each complete Fiscal Year ended after
               January 1, 1994 in which there was income,
               and for the period commencing immediately
               following the close of the last complete
               Fiscal Year and ending as of the date of
               this Officer's Certificate.                          $______

          (b)  $537,000,000 plus the amount in Item
               2(a).                                                $______

          (c)  The lesser of $1,000,000,000 and Item 2(b)
               is the Minimum Consolidated Shareholder's
               Equity for the Fiscal Quarter ended as of
               the date of this Officer's Certificate.              $______

          (d) Actual Consolidated Shareholder's Equity of the Company for Fiscal [Year] [Quarter] ended as of the date of this Officer's
               Certificate (such amount to be equal to
               or greater than the amount shown in
               Item 2(c)).                                          $______

3.   Section 11.4 -  Debt to Total Capitalization

          (a)  Debt of the Company and Restricted
               Subsidiaries as of the date of this
               Officer's Certificate:

               (i)   Indebtedness for Borrowed Money.               $______

               (ii)  Capitalized Lease Obligations.                 $______

               (iii) Without double counting for items
                     covered in (i) and (ii),
                     Capitalized Lease Obligations of
                     Non-Restricted Subsidiaries for
                     which the Company or a Restricted
                     Subsidiary is liable directly or
                     indirectly under a Guaranty.                   $______

               (iv)  Subordinated Debt.                             $______

               (v)   Items (i) plus (ii) plus
                     (iii) less Item (iv) equals Debt.              $______

          (b)  Capital Base as of the date of this
               Officer's Certificate:

               (i)   Subordinated Debt.                             $______

               (ii)  Consolidated Shareholder's Equity.             $______

               (iii) FAS 106 Capital Base Factor.                   $______

               (iv)  All outstanding advances by the
                     Company to, and investment of the
                     Company in, Non-Restricted Sub-
                     sidiaries.                                     $______

               (v)   Value of all treasury stock of the
                     Company carried as an asset.                   $______

               (vi)  The aggregate amount of all general
                     intangibles of the Company and its
                     Restricted Subsidiaries.                       $______

               (vii) Item 3(b)(i) plus Item 3(b)(ii) plus
                     Item 3(b)(iii) less Items 3(b)(iv),
                     3(b)(v) and 3(b)(vi) equals the
                     Capital Base.                                  $______

          (c)  Debt-Like Preferred Stock.                           $______

          (d)  Total Capitalization as of the date of
               this Officer's Certificate - the sum of
               Debt (Item 3(a)(v)) plus Capital Base
               (Item 3(b)(vii)) plus Debt-Like Preferred
               Stock (Item 3(c)) equals Total
               Capitalization.                                      $______

          (e)  Debt to Total Capitalization.  Divide
               Debt of Company and Restricted Subsidiaries
               (Item 3(a)(v)) by Total Capitalization
               of the Company and Restricted Subsidiaries
               (Item 3(d)), and express result as a
               percentage (such percentage is not to
               exceed (i) 60% as of last day of any
               Fiscal Quarter or (ii) 50% as of the last
               day of any Fiscal Year).                             ______%

4. Ratio of Earnings to Fixed Charges for the Ratio Period ended as of the date of this Officer's Certificate

          (a)  Each of the following items to be for
               the Company and its Subsidiaries for
               the Ratio Period ended as of the date
               of this Officer's Certificate:

               (i)  Net income.                                     $______

               (ii) Interest income.                                $______

               (iii) Income taxes.                                  $______

               (iv) Interest expense.                               $______

               (v)  Depreciation and amortization.                  $______

               (vi) Rental expense.                                 $______

          (b)  Item 4(a)(i) less Item 4(a)(ii) and
               plus Items 4(a)(iii), 4(a)(iv), 4(a)(v)
               and 4(a)(vi).                                        $______

          (c)  Sum of the excess of all interest expense
               over interest income plus all rental
               expense for the Company and its Subsidiaries
               and capital expenditures (other
               than asset additions under capital leases
               determined in accordance with GAAP,
               (except as set forth in Section 15.3)) of
               the Company and its Subsidiaries payable
               with respect to the Ratio Period ended
               as of the date of this Officer's
               Certificate.                                         $______

          (d)  Ratio of Earnings to Fixed Charges
               (ratio of Item 4(b) to Item 4(c)).                   ___:___

5.   Section 11.5 - Purchase, Redemption, Dividends, etc.

          (a) The sum of all of the following which have been paid or made subsequent to January 1, 1994 on or before the date of this Officer's Certificate (but excluding any dividends, distributions, purchases, redemptions and other acquisitions or retirements of Debt-Like Preferred Stock of the Company):

               (i)  dividends or distributions on
                    any capital stock of the
                    Company (other than stock
                    dividends or splits),                           $______

               (ii) increase in outstanding loans and
                    advances to the Parent since
                    January 1, 1994,                                $______

               (iii)purchases, redemptions or other
                    acquisitions of any shares of
                    capital stock of the Company
                    by the Company (other than for
                    Debt-Like Preferred Stock), and                 $______

               (iv) purchases, redemptions or other
                    acquisitions of any shares of
                    capital stock of the Company (other
                    than for Debt-Like Preferred Stock)
                    by a Subsidiary.                                $______

               (v)  Total Restricted Payments.                      $______

          (b)  50% (or minus 100% in the case of any
               deficit) of Consolidated Net Income of
               the Company and its Subsidiaries for the
               period, taken as one accounting period,
               from and including January 2, 1994, to
               the end of the Company's Fiscal Quarter
               ended as of the date of this Officer's
               Certificate.                                         $______

          (c)  Decrease in outstanding loans and
               advances to the Parent since January 1,
               1994.                                                $______

          (d)  Any capital contributions received by the
               Company after January 1, 1994.                       $______

          (e)  The net proceeds to the Company (in cash
               or, if the consideration is other then
               cash, the fair value thereof as determined
               by the Board of Directors of the Company)
               of the issue or sale after January 1,
               1994 of capital stock, including treasury
               stock but excluding Debt-Like Preferred
               Stock, of the Company.                               $______

          (f)  An amount equal to the net proceeds to the
               Company (in cash or, if the consideration
               is other than cash, the fair value thereof
               as determined by the Board of Directors)
               from the issue or sale at any time of any
               indebtedness of the Company or a
               Subsidiary which, after January 1, 1994,
               is converted into shares of capital stock
               (but excluding Debt-Like Preferred Stock)
               of the Company or the Parent.                        $______

          (g)  FAS 106 Restricted Payment Factor                    $______

          (h)  $63,000,000 plus the sum of Items 5(b),
               5(c), 5(d), 5(e), 5(f) and 5(g).  The amount
               of this Item 5(h) must be greater than
               the amount of Item 5(a)(v).                          $______

                                                                    ANNEX C

              TO OFFICER'S CERTIFICATE DATED AS OF    ,  19

     [Description of any Material Litigation or Material Litigation Development to the extent such disclosure would be required to be made by the Company if the Company were a reporting company under the Securities Exchange Act of 1934.]

     See the [Annual Report on Form 10-K] [Quarterly Report on
Form 10-Q] of the [Company] [Parent] for the period ended as of the date of this Officer's Certificate.

                                                                    ANNEX D

              TO OFFICER'S CERTIFICATE DATED AS OF    , 19

     Changes in the list of [Restricted Subsidiaries (excluding Special Restricted Subsidiaries)] [Subsidiaries and Restricted Subsidiaries] since the Officer's Certificate dated as of the close of the immediately preceding Fiscal [Quarter*/] [Year**/]:

EXHIBIT C

                FORM OF OPINION OF COUNSEL FOR THE COMPANY
                           (Section 12.1(a)(iv))



             [MONTGOMERY WARD & CO., INCORPORATED LETTERHEAD]


                                                         September 29, 1995


To:  THE INDUSTRIAL BANK OF JAPAN,
       LIMITED, CHICAGO BRANCH
     227 West Monroe Street
     Suite 2600
     Chicago, Illinois  60606
     Attention: U.S. Loan Department
       (E. Bacalao /  T. Avendt)

     As Senior Associate General Counsel to Montgomery Ward & Co., Incorporated, an Illinois corporation (the "Company"), I hereby render this opinion to the Bank (as hereinafter defined) in connection with the transactions contemplated by the Term Loan Agreement dated as of September 29, 1995 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), between Montgomery Ward & Co., Incorporated, an Illinois corporation (the "Company"), and The Industrial Bank of Japan Limited, Chicago Branch (the "Bank"). In connection with this opinion, I have examined a counterpart of the Loan Agreement executed by the Company and an executed copy of the Note. Except as provided below, I have also investigated such questions of law, have made such factual inquiries and have examined the original, certified, conformed or photostatic copies of all such records of the Company and all such documents, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, all as I deem relevant, necessary or appropriate for the opinions hereinafter expressed. When terms are capitalized and used herein and are not otherwise defined herein, such terms are used herein and shall have the meanings ascribed to such terms in the Loan Agreement.

          On the basis of all the foregoing, and subject to the additional qualifications, assumptions and limitations set forth below, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

     2. The execution, delivery and performance by the Company of the Loan Agreement and the Note (a) are within the Company's corporate powers, (b) have been duly authorized by all necessary corporate and other action, (c) do not require any government approval which has not been previously obtained, (d) do not conflict with any provision of law, or of any judgment, decree or order, or of the Company's charter or by-laws, and (e) to my knowledge, do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon the Company, any Subsidiary or any of their respective properties.

     3. The Loan Agreement and the Note have been duly executed and delivered by the Company. The Loan Agreement and the Note are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as such enforcement may be limited by the application of bankruptcy, moratorium, reorganization or other laws or legal principles affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity).

     4.   The Company is not an "investment company" or a company
"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The opinions set forth above are subject to the following additional qualifications:

     (a) I have assumed, with your permission, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all such latter documents. I have also assumed the accuracy of the factual matters contained in the documents I have examined, and as related to me by officers and representatives of the Company.

     (b) I have assumed, with your permission, the due execution and delivery of the Loan Agreement by the Bank and all other documents and instruments delivered in connection therewith by each of the parties thereto, other than the Company.

     (c) I am qualified to practice law in the State of Illinois and I do not purport to be an expert in any law other than the law of the State of Illinois and the federal law of the United States. Accordingly, I express no opinion as to the laws of any states, or as to any matter subject to such laws, other than the laws of the State of Illinois. I also do not render any opinion as to whether any state, other than the State of Illinois, would uphold the choice of law provisions in the Loan Agreement and in the documents related thereto.

     (d) I am a shareholder of Montgomery Ward Holding Corp., a Delaware corporation (the "Parent"), which owns all of the issued and outstanding shares of the Company, and I am the holder of options to purchase shares of Class A Common Stock of the Parent.

     (e) My opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

     This opinion is delivered pursuant to the Loan Agreement and is furnished only to the Bank and its counsel, and is solely for their benefit in connection with the above transactions.

                              Very truly yours,




                              G. Tad Morgan, Esq.,
                              Senior Associate General Counsel
                              Montgomery Ward & Co., Incorporated

                                 EXHIBIT D

           FORM OF CERTIFICATE AS TO SATISFACTION OF CONDITIONS
                           (Section 12.1(a)(v))




To:  THE INDUSTRIAL BANK OF JAPAN,
       LIMITED, CHICAGO BRANCH
     227 West Monroe Street
     Suite 2600
     Chicago, Illinois  60606
     Attention: U.S. Loan Department
       (E. Bacalao /  T. Avendt)


     This Certificate is furnished pursuant to Section 12.1(a)(v) of the Term Loan Agreement dated as of September 29, 1995 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), Montgomery Ward & Co., Incorporated, an Illinois corporation (the "Company"), and The Industrial Bank of Japan, Limited, Chicago Branch (the "Bank"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Loan Agreement.

     I hereby certify to the Bank, on behalf of the Company that, I am the duly qualified and acting __________ of the Company, and I am authorized to execute this Certificate on behalf of the Company and I further certify as follows:

     1.  As of the date hereof no Event of Default or Unmatured
Event of Default has occurred and is continuing or shall result from the making of the Loan on the date hereof.

     2. The Company's representations and warranties contained in Section 10 of the Loan Agreement are true and correct as of the date hereof.

     3. All of the conditions precedent to the Loan Agreement becoming effective, which conditions are set forth in Section
12.1 of the Loan Agreement, have been satisfied as of the date of this Certificate.

     IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of September, 1995.




                              Name:
                              Title:
                                    of Montgomery Ward & Co.,
                                    Incorporated

                                SCHEDULE I

                                LITIGATION
                              (Section 10.5)


                                   NONE

                               SCHEDULE II

                                  LIENS
                             (Section 10.7)


          Security interests with respect to fixtures (excluding trade or store fixtures) and documents related to real property which were granted in connection with a financing of real property reflected in the financial statements referred to in
Section 10.4.

          Security interests with respect to leases which might be classified for some purposes as conditional sales contracts but which the Company on its consolidated balance sheets included in the financial statements referred to in Section 10.4 classified as assets and obligations, respectively, under capital leases and similar such liens which may have been incurred in connection with the acquisition of assets after July 1, 1995.

          Lien on the Dublin, California retail store property securing certain indemnities extended by the Company, as sublessor, and Toys 'R Us, as sublessee, under subleases at various retail stores where the Company's lessor would not execute a non-disturbance agreement with Toys 'R Us.

          Other liens incurred in the ordinary course of business which in the aggregate do not exceed $2,000,000.

                              SCHEDULE III
                SUBSIDIARIES AND RESTRICTED SUBSIDIARIES
                             (Section 10.8)

     Set forth below is a list of all Subsidiaries of the Company as of September 29, 1995:

          American Delivery Service Company (Del.)
               Continental Transportation, Inc. (Del.)
          Brandywine DC, Inc. (Fla.)
          Brettward Properties Co., Inc. (Md.)
          Furniture Investors, Inc. (Del.)
               *Good Investments, Inc. (Ill.)
          Huga Realty Inc. (Del.)
          Jefferson Stores, Inc. (Nev.)
          JRI Distributing, Inc. (Del.)
          *Lechmere Development Corporation (Del.)
          Lechmere, Inc. (Mass.)
          Marcor Housing Systems, Inc. (Del.)
          Marinco Insurance U.S.A., Inc. (Vermont)
          MF Nevada Investments, Inc. (Nev.)
          Michaelward Properties Co., Inc. (Md.)
          Montgomery Ward Development Corporation (Del.)
               Barretward Properties Co., Inc. (Md.)
               First Mont Corporation (Del.)
               Gabeward Properties Corporation (Del.)
               Garden Grove Development Corporation (Del.)
               Joshward Properties Corporation (Del.)
               Maryward Properties Corporation (Del.)
               Montgomery Ward Land Corporation (Del.)
               National Homefinding Service, Inc. (Del.)
               Paulward Properties Co., Inc. (Md.)
               Robertward Properties Corporation (Del.)
               Second Mont Corporation (Del.)
               Seventh Mont Corporation (Del.)
               618 Corporation (Del.)
               619 Corporation (Del.)
               The 535 Corporation (Del.)
               *University Avenue/Marketplace, Inc. (Del.)
               Wycombe Properties, Inc. (Del.)
          MPI, Inc. (Del.)
          *MW Direct General, Inc. (Del.)
          *MW Direct Limited, Inc. (Del.)
          MW Land Corporation (Del.)
          Montgomery Ward Foundation (Ill., not-for-profit)
          Montgomery Ward International, Inc. (Del.)
               Montgomery Ward Hong Kong, Ltd. (Hong Kong)
               Montgomery Ward Commercial Ltda. (Brazil)
          Montgomery Ward Properties Corporation (Del.)
               Brandywine Properties, Inc. (Del.)
               M-W Fairfax Properties, Inc. (Va.)
               *2825 Development Corporation (Del.)
          Montgomery Ward Realty Corporation (Del.)
          Montgomery Ward Securities, Inc. (Del.)
          MW-Export, S.A. de C.V. (Mex.)
          M-W Prestress, Inc. (Col.)
               R M P Development Corporation (N. Mex.)
          M-W Properties Corporation (Del.)
               Fourth Wycombe Properties, Inc. (Del.)
          M-W Restaurants Realty Corporation (Del.)
          998 Monroe Corporation (Del.)
          Sacward Properties, Inc. (Del.)
          7th & Carroll Corporation (Del.)
          Signature Financial/Marketing, Inc. (Del.)
               Credit Card Sentinel, Inc. (Cal.)
               Greater California Dental Plan (Calif.)
               I.S.S. Agency, Inc. (Del.)
               Montgomery Ward Auto Club, Inc. (Del.)
               Montgomery Ward Enterprises, Inc. (Del.)
                    SignatureCard, Inc. (Ind.)
               Montgomery Ward Insurance Company (Ill.)
               Montgomery Ward Financial Center, Inc. (Ill.)
               Montgomery Ward Life Insurance Company (Ill.)
                    Forum Insurance Company (Ill.)
               Montgomery Ward Agency, Inc. (Ill.)
               Montgomery Ward Clubs, Inc. (Del.)
               National Dental Service, Inc. (Del.)
               Signature Dental Plan of Florida, Inc. (Fl.)
               Signature Investment Advisors, Inc. (Del.)
               Signature's Nationwide Auto Club, Inc. (Del.)
                    Signature Agency, Inc. (Del.)
                         Signature Agency - Wyoming, Inc. (Wyo.)
               The Signature Life Insurance Company of America (Ill.) Standard T. Chemical Company, Inc. (Del.)
          Third Wycombe Properties, Inc. (Del.)
          *2825 Realty Corporation (Del.)
          Yard-Man Inc. (Del.)
          *WFL Development Corporation (Del.)
          WFL Realty, Inc. (Del.)


Except for those Subsidiaries listed above which are preceded by an asterisk, the above-listed Subsidiaries are Restricted
Subsidiaries.

                               SCHEDULE IV

                  POST-RETIREMENT WELFARE PLAN BENEFITS
                             (Section 10.9)


The contents of footnote 6, entitled "Retirement Plans," to the Company's audited consolidated financial statements as at December 31, 1994 are incorporated herein by reference which footnote addresses the Montgomery Ward & Co., Incorporated Comprehensive Health Care Plan and certain matters related thereto.
                                SCHEDULE V

                   SCHEDULE OF TAX SHARING ARRANGEMENTS
                                   AMONG
                        PARENT AND ITS SUBSIDIARIES
                              (Section 11.5)


          The following principles shall be applied with respect to the Parent and its Subsidiaries in allocating tax liability and tax benefits relating to federal, state, local and foreign taxes:

          (a) Payments shall be permitted to be made between members of an affiliated group filing a federal consolidated return, within the meaning of the federal income tax laws and the regulations thereunder, to effectuate an allocation of the tax liability among members of the affiliated group in accordance with the principles set forth in 26 C.F.R.
     Section 1.1552-1 and 26 C.F.R. Section 1.1502-33(d) and related regulations. Similar principles shall apply for state, local and foreign income and franchise tax purposes where tax liability is determined on a unitary basis or reportable on a combined or consolidated return involving more than one corporation.

          (b) The principles described in (a) above may be modified to the extent necessary to permit allocation of tax liability to any member on the basis of what would be that member's stand-alone tax liability, notwithstanding technical considerations set forth in the regulations.

          (c) The determinations of the allocations for tax liability pursuant to this Schedule shall be made in the manner determined by the Parent or the Company, without regard to the actual manner of dealing with the taxing authorities.

          (d) The principles applied pursuant to this Schedule shall in all material respects be consistently applied from year to year.

          Reference herein to tax liabilities include items of negative tax liability, i.e., tax benefits.